As filed with the Securities and Exchange Commission on July 15, 2024

Registration No. 333-280504

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNITED HEALTH PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	3842	84-1517723
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

520 Fellowship Road, Suite #D-406

Mt. Laurel, NJ 08054

(475) 755-1005

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Brian Thom

Chief Executive Officer

520 Fellowship Road, Suite #D-406

Mt. Laurel, NJ 08054

(475) 755-1005

 (Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Gavin Grusd, Esq.

Dominick Ragno, Esq.

Ruskin Moscou Faltischek, P.C.

1425 RXR Plaza

15th Floor, East Tower

Uniondale, NY 11556

(516) 663-6600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JULY 15, 2024

PRELIMINARY PROSPECTUS

UNITED HEALTH PRODUCTS, INC.

15,000,000 Shares of Common Stock for Resale by the Selling Security Holder

This prospectus relates to the offer and resale of up to 15,000,000 shares of our common stock, par value $0.001 per share (“Common Stock”), that we may issue to White Lion Capital, LLC, from and after the date of this prospectus, if and when we determine to sell additional shares of our common stock to White Lion as Purchase Notice Shares under the Common Stock Purchase Agreement dated September 1, 2022, as amended January 25, 2023, and further amended June 20, 2024 or CSPA, between the Company and White Lion (White Lion is also sometimes referred to in this prospectus as the selling security holder).

We previously registered on Form S-3, Registration No. 333-267310, the resale of up to 15,000,000 shares of the Company’s common stock comprised of (i) 757,576 shares of our common stock that we issued to White Lion as Commitment Shares for making its irrevocable commitment to purchase shares of our common stock at our direction under the CSPA, and (ii) up to 14,242,424 shares of our common stock that we may issue to White Lion, from time to time, when we determined to sell additional shares of our common stock to White Lion as Purchase Notice Shares under CSPA (the “Prior Registration Statement”). The Prior Registrations Statement was filed with the Securities and Exchange Commission on September 7, 2022 and was declared effective by the SEC on September 19, 2022.

As of the date of this prospectus, we sold a total of 14,240,000 shares of Common Stock to White Lion pursuant to the CSPA, which were registered for resale pursuant to the Prior Registration Statement, in exchange for gross proceeds to the Company of approximately $3,000,000, and there remains $7,000,000 worth of shares of our Common Stock available for future sales to White Lion. This registration statement on Form S-1 registers an additional 15,000,000 shares of Common Stock for resale pursuant to the CSPA.

The selling security holder may, from time to time, sell any or all of its shares of our Common Stock on otcmarkets.com or any other stock exchange, market or trading facility on which the shares of our Common Stock are quoted or traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices. The selling security holder will not pay any offering expenses. We will not receive any proceeds from the sale of the shares of Common Stock by the selling security holder. However, we may receive the sale price of the shares we issue to the selling security holder in connection with the CSPA. For additional information on the possible methods of sale that may be used by the selling security holder, you should refer to the section of this prospectus entitled “Plan of Distribution.”

All costs incurred in the registration of the shares are being borne by the Company. Our Common Stock is currently quoted as Pink Current Information on the OTCMarkets platform, under the stock symbol “UEEC”.

On July 12, 2024, the last sale price per share of our Common Stock as reported on OTCMarkets.com was $0.1875 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 12 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2024.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of such statements, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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ABOUT THIS PROSPECTUS

Unless the context indicates otherwise in this prospectus, the terms “UHP,” the “Company,” “we,” “our” or “us” in this prospectus refer to United Health Products, Inc. unless otherwise specified.

This prospectus constitutes a part of a registration statement on Form S-1 (together with all amendments and exhibits thereto, the “Registration Statement”) filed by us with the Securities and Exchange Commission under the Securities Act of 1933, as amended. As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. With regard to any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC, in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference. You should carefully read this prospectus and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 12, and the financial statements and related notes and the other information included in this prospectus.

Overview

United Health Products, Inc. develops, manufactures, and markets a patented hemostatic gauze for the healthcare and wound care sectors. Our gauze product, HemoStyp®, is derived from cotton and designed to absorb exudate/drainage from superficial wounds and help control bleeding. We are in the process of seeking regulatory approval to sell our hemostatic gauze product line into the U.S. Class III and European CE Mark surgical markets.

Developments

During 2022 and 2023, the Company worked to address certain deficiencies in its Premarket Approval (PMA) application that were identified by the FDA in 2021. These were largely related to the need for standardized procedures for our manufacturing process, and quality assurance procedures for finished, customer ready products. We have implemented procedures and Good Manufacturing Practices that are responsive to the deficiencies identified by the FDA.

On March 21, 2024, we submitted to the FDA a revised Premarket Approval application to market our absorbable hemostatic gauze for human surgical applications in the United States. The FDA is currently reviewing our application and there can be no assurance that our PMA application will be approved.

Our HemoStyp Gauze Products

HemoStyp hemostatic gauze is a natural substance created from chemically treated cellulose derived from cotton. It is an effective hemostatic agent registered with the FDA for superficial use under a 510(k) approval obtained in 2012 to help control bleeding from open wounds and body cavities. The HemoStyp hemostatic material contains no chemical additives, thrombin, collagen or animal-derived products, and is hypoallergenic. When the product comes in contact with blood it expands slightly and quickly converts to a translucent gel that subsequently breaks down into glucose and salts. Because of its benign impact on body tissue and the fact that it degrades to non-toxic end products, HemoStyp does not impede the healing of body tissue as compared to certain competing hemostatic products. Laboratory testing has shown HemoStyp to be 100% absorbable in the human body within 24 hours, compared to days or weeks with competing organic regenerated cellulose products. A human trial conducted in 2019 and 2020 demonstrated the effectiveness of HemoStyp in vascular, thoracic and abdominal surgical procedures.

HemoStyp hemostatic gauze is a flexible, silk-like material that is applied by placing the gauze onto the bleeding tissue. The supple material can be easily folded and manipulated as needed to fit the size of the wound or incision. In surface bleeding and surgical situations, the product quickly converts to a translucent gel that allows the physician or surgeon to monitor the coagulation process. The gel maintains a neutral pH level, which avoids damaging the surrounding tissue. In superficial bleeding situations, HemoStyp can be bonded to an adhesive plastic bandage or integrated into a traditional gauze component to address a broad range of needs, including traumatic bleeding injuries and prolonged bleeding following hemodialysis.

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Potential Target Markets

Our HemoStyp material is currently cut to several sizes and configuration and marketed as HemoStyp Gauze. Our potential customer base includes, without limitation, the following:

•	Hospitals and Surgery Centers for all Internal Surgical usage (in the event we obtain FDA Class III approval)

•	Hospitals, Clinics and Physicians for external trauma

•	EMS, Fire Departments and other First Responders

•	Military Medical Care Providers

•	Hemodialysis centers

•	Nursing Homes and Assisted Living Facilities

•	Dental and Oral & Maxillofacial Surgery Offices

•	Veterinary hospitals

Primary Strategy

Our HemoStyp technology received an FDA 510(k) approval in 2012 for use in external or superficial bleeding situations and we believe there is an opportunity for HemoStyp products to address unmet needs in several medical applications that represent attractive commercial opportunities. However, the Class III surgical markets, both domestic and international, represent the most attractive market for our products due to the smaller number of competitors offering Class III approved hemostatic agents and the resulting premium pricing for products that can meet the demanding requirements of the human surgical environment. We believe that our extensive laboratory testing and our completed human trial indicate that the HemoStyp technology could successfully compete against established Class III market participants, and could gain a significant market share. There can be no assurance that an FDA Premarket Approval (PMA) will be granted.

In anticipation of receiving a Class III PMA (which cannot be assured), we are evaluating paths to rapidly grow our revenue and profits in all potential market segments, with the objective of maximizing shareholder value. We do not intend to pursue the full commercialization of our products independently nor to remain an independent company in the long term. Options under consideration include (i) a sale or merger of the Company with an industry leader in the wound care and surgical device sectors, which may include a pre-sale collaboration on commercialization and distribution and (ii) one or more commercial partnerships with established market participants, without any specific, associated sale or merger transaction.

The Company has been contacted by several medical technology companies that are active in the surgical equipment and hemostatic products sectors, and who have expressed an interest in the Company’s products and business strategy. We continue to evaluate the potential commercial partnerships in anticipation of an FDA decision on our Class III PMA application. No assurances can be given that the Company will identify any commercialization candidate(s) or enter into a transaction.

Manufacturing and Packaging of our Products

The Company’s products will be manufactured to our specifications through a contract manufacturing arrangement with an FDA certified supplier that maintains stringent quality control protocols to assure the uniformity and quality of all of our gauze products. Information on the manufacturing process and our manufacturer’s facility has been submitted as part of our PMA submission. Our gauze products are cut to size, packaged and sterilized by service providers in the United States.

Patents and Trademarks

Our hemostatic gauze technology is protected through patents granted by the U.S. Patent and Trademark Office, which protection currently runs through 2029.

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The Company has registered trademarks for the following product formats:

•	BooBoo Strips
•	HEMOSTYP
•	The Ultimate Bandage
•	HemoStrip
•	CELLUSTAT (pending)
•	Nik Fix

Corporate Information

United Health Products, Inc. was incorporated under the laws of the State of Nevada on February 5, 1997. Our principal executive office is located at 520 Fellowship Road, Suite #D-406, Mt. Laurel, NJ 08054 and our corporate telephone number is (475) 755-1005. Our website is www.uhpcorp.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Summary of Common Stock Purchase Agreement

Pursuant to the CSPA, the Company has the right, but not the obligation, to require White Lion to purchase up to $10,000,000 of the Company’s common stock, subject to certain limitations and conditions set forth in the CSPA. The Company is required to register the resale of the shares issuable to White Lion under the CSPA with the SEC, as a condition to requesting White Lion purchase shares. The Company’s right to sell shares to White Lion commenced on the effective date of the Prior Registration Statement and extended for a period of three years. During this term, the Company may exercise its right to sell shares to White Lion, subject to limitations on the amount of shares that are permitted to be sold with each exercise. Under the CSPA as amended, the purchase price to be paid by White Lion for such shares equals the lower of: (i) 93% of the volume-weighted average price of the Company’s common stock during a period of five consecutive trading days following the Company’s exercise of its right to sell shares (or 95% of that volume-weighted average price if the Company’s common stock is trading on a national exchange), or (ii) the closing price of the common stock on the day the Company exercises its right to sell shares, subject to a floor price of $0.25 per share. However, if the Company issues a share price purchase notice at a time that the Company’s common stock is trading below the floor price and White Lion waives the Floor Price condition, the 93% and 95% multiplicands referenced above shall be reduced to 90% and 92%, respectively, for calculation of the purchase price to be paid by White Lion for such shares.

In consideration for White Lion’s commitment to purchase shares under the CSPA when requested, the Company previously issued 757,576 shares to White Lion.

The Company has the right to terminate the CSPA at any time, at no cost or penalty, upon ten days’ prior written notice. Additionally, White Lion has the right to terminate the CSPA in accordance with its terms for certain breaches of the CSPA by the Company, a Company bankruptcy filing, or the Company’s CEO, Principal Financial Officer or Director of Operations terminating their respective employment with the Company.

All other terms, conditions, and provisions of the CSPA, remain in full force and effect.

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We previously registered on a Prior Registration Statement on Form S-3 (Registration No. 333-267310), the resale of up to 15,000,000 shares of the Company’s common stock comprised of (i) 757,576 shares of our common stock that we issued to White Lion as Commitment Shares for making its irrevocable commitment to purchase shares of our common stock at our direction under the CSPA, and (ii) up to 14,242,424 shares of our common stock that we may issue to White Lion, from time to time, when we determined to sell additional shares of our common stock to White Lion as Purchase Notice Shares under CSPA. The Prior Registration Statement was filed with the Securities and Exchange Commission on September 7, 2022 and was declared effective by the SEC on September 19, 2022.

As of the date of this prospectus, we sold a total of 14,240,000 shares of Common Stock to White Lion pursuant to the CSPA, which were registered for resale pursuant to the Prior Registration Statement, in exchange for gross proceeds to the Company of approximately $3,000,000, and there remains $7,000,000 worth of shares of our Common Stock available for future sales to White Lion.  The Registration Statement on Form S-1 of which this prospectus is a part registers an additional 15,000,000 shares of Common Stock for resale pursuant to the CSPA.

Summary Risk Factors

An investment in the common stock offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 12 and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations. Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

RISKS RELATING TO OUR COMMON STOCK AND THIS OFFERING

•	The market price of our stock has been and may continue to be highly volatile.

•	The low trading volume of our common stock may adversely affect the price of our shares and their liquidity.

•	We may in the future seek to raise funds through equity offerings, which could have a dilutive effect on our common stock.

•	There exist risks to stockholders relating to dilution: authorization of additional securities and reduction of percentage share ownership following investment.

•	Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

•	We do not intend to pay any cash dividends on our common stock in the foreseeable future and, therefore, any return on your investment in our common stock must come from increases in the fair market value and trading price of our common stock.

•	There is currently no established market for our common stock, and we cannot ensure that one will ever develop or be sustained.

•	Our common stock is deemed a “penny stock”, which may make it more difficult for our investors to sell their shares.

RISKS RELATED TO OUR BUSINESS

•	We have a history of operating losses and we may continue to lose money in the future.

•	We can provide no assurances that our Class III application for internal surgical procedures in the U.S. market will be approved by the FDA.

•	No assurances can be given that our plans to penetrate certain market segments will be successful.

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•	We can provide no assurances that ongoing discussions with potential commercial partners and acquirers will result in the occurrence of a specific transaction.

•	We will need additional financing to execute our business plan and fund operations, which may not be available.

•	No guarantee of market acceptance.

•	We may be dependent upon commercial relationships to conduct our operations and implement our strategy.

•	We could experience difficulties in our supply chain.

•	We are currently dependent on one hemostatic gauze product to generate income in the future.

•	Our business may suffer if we do not attract and retain talented personnel.

•	We may not be able to adequately protect our technologies or intellectual property rights.

•

We have identified various material weaknesses in our internal control over financial reporting which could affect our ability to timely and accurately report our results of operations and financial condition. These material weaknesses may not have been fully remediated as of the date of this prospectus and we cannot assure you that other material weaknesses will not be identified in the future.

•	Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. This could make it more difficult for us to raise funds and adversely affect our relationships with creditors, investors and suppliers.

RISKS RELATED TO GOVERNMENT REGULATION

•

We are subject to extensive regulation by the FDA and must comply with the regulations of the FDA, as well as state, local and applicable international regulations. Failure to do so could harm our business.

•	The healthcare industry is subject to extensive government regulation, which can result in increased costs, delays, limits on its operating flexibility and competitive disadvantages.

•	Failure to comply with laws or government regulations could result in penalties.

GENERAL RISK FACTORS

•	We are subject to the reporting requirements of the federal securities laws, which can be expensive.

•	Public company compliance requirements may make it more difficult to attract and retain officers and directors.

•	Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

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THE OFFERING

This prospectus relates to the offer and resale of up to 15,000,000 shares of our common stock, par value $0.001 per share, purchased by White Lion pursuant to the CSPA, between the Company and White Lion. All of the shares, when sold, will be sold by this selling security holder. The selling security holder may sell their shares of common stock from time to time at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices. We will not receive any proceeds from the sale of the shares of common stock by the selling security holder. However, we may receive the sale price of the shares we issue to the selling security holder in connection with the CSPA.

Issuer:	United Health Products, Inc.

Shares to be Issued:

Up to 15,000,000 shares of our common stock, par value $0.001 per share, we may issue to White Lion, from time to time, if and when we determine to sell such shares of our common stock to White Lion pursuant to the CSPA

Common Stock Outstanding before Offering (as of July 12, 2024):	248,233,222 shares of Common Stock, assuming none of the 15,000,000 shares are sold to the selling security holder pursuant to the CSPA.

Common Stock Outstanding after Offering:	263,233,222 shares of Common Stock, assuming all 15,000,000 shares are sold to the selling security holder pursuant to the CSPA.

Use of proceeds:

We will not receive any proceeds from the sale of the 15,000,000 shares of common stock subject to resale by the selling security holder under this prospectus. However, we may receive the sale price of the shares we issue to the selling security holder in connection with the CSPA. See “Use of Proceeds.”

Risk factors:	See “Risk Factors” beginning on page 12 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

Trading Market:	Our common stock is currently quoted as Pink Current Information on the OTCMarkets platform, under the stock symbol “UEEC”.

Transfer Agent and Registrar:	Pacific Stock Transfer Company is the registrar and transfer agent for our shares of common stock.

Ownership Limits:

Purchases of our common stock by the selling security holder will be limited under the CSPA to the extent that the selling security holder together with its affiliates and attribution parties, may not beneficially own a number of shares of our common stock which would exceed 4.99% of our then outstanding shares of common stock following such purchase.

Dividend policy:	We do not anticipate declaring or paying any cash dividends on our common stock which may be resold by White Lion pursuant to this prospectus.

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RISK FACTORS

This prospectus contains forward-looking statements that involve risks and uncertainties. Our business, operating results, financial performance, and share price may be materially adversely affected by a number of factors, including but not limited to the following risk factors, any one of which could cause actual results to vary materially from anticipated results or from those expressed in any forward-looking statements made by us in this prospectus or in other reports, press releases or other statements issued from time to time. Additional factors that may cause such a difference are set forth elsewhere in this prospectus. Forward-looking statements speak only as of the date of this prospectus. We do not undertake any obligation to publicly update any forward-looking statements.

RISKS RELATING TO OUR COMMON STOCK AND THIS OFFERING

The market price of our stock has been and may continue to be highly volatile.

Our common stock is currently quoted as Pink Current Information on the OTCMarkets platform, under the stock symbol “UEEC”. The market price of our stock has been and may continue to be highly volatile, and announcements by us or by third parties may have a significant impact on our stock price. These announcements may include:

•	our operating results falling below the expectations of public market analysts and investors;
•	developments in our relationships with or developments affecting our customers or suppliers;
•	negative regulatory action or regulatory non-approval with respect to our products;
•	government regulation, governmental investigations, or audits related to us or to our products;
•	developments related to our patents or other proprietary rights or those of our competitors; and
•	changes in the position of securities analysts with respect to our stock.

The stock market has from time to time experienced extreme price and volume fluctuations, which have particularly affected the market prices for the medical technology sector companies, and which have often been unrelated to their operating performance. These broad market fluctuations may adversely affect the market price of our common stock.

In addition, future sales by existing stockholders, or any new stockholders receiving our shares in any financing transaction may lower the price of our common stock, which could result in losses to our stockholders. Future sales of substantial amounts of common stock in the public market, or the possibility of such sales occurring, could adversely affect prevailing market prices for our common stock or our future ability to raise capital through an offering of equity securities. Substantially all of our common stock is freely tradable in the public market without restriction under the Securities Act, unless these shares are held by our “affiliates”, as that term is defined in Rule 144 under the Securities Act.

The low trading volume of our common stock may adversely affect the price of our shares and their liquidity.

Our common stock has generally experienced low trading volume. Limited trading volume may subject our common stock to greater price volatility and may make it difficult for investors to sell shares at a price that is attractive to them.

We may in the future seek to raise funds through equity offerings, which could have a dilutive effect on our common stock.

In the future we may determine to raise capital through offerings of our common stock, securities convertible into our common stock or rights to acquire these securities or our common stock. The result of sales of such securities, the exercise of any warrants issued in connection with any such offering or the triggering of anti-dilution provisions in such securities would ultimately be dilutive to our common stock by increasing the number of shares outstanding. We cannot predict the effect this dilution may have on the price of our common stock. In addition, we may in the future issue shares of preferred stock which may have rights which are senior or superior to those of the common stock, such as rights relating to voting, the payment of dividends, redemption or liquidation.

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There exist risks to stockholders relating to dilution: authorization of additional securities and reduction of percentage share ownership following investment.

To the extent that additional shares of common stock are issued, our existing stockholders would experience dilution of their respective ownership interests in the Company. Additionally, if the Company issues a substantial number of shares of common stock in connection with or following an investment, a change in control of the Company may occur which may affect, among other things, the Company’s ability to utilize net operating loss carry forwards, if any. Furthermore, the issuance of a substantial number of shares of common stock may adversely affect prevailing market prices for our common stock and could impair the Company’s ability to raise additional capital through the sale of its equity securities. The Company has in the past and may in the future compensate certain consultants and other service providers using our shares of common stock, which would result in further dilution for our existing stockholders.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

We do not intend to pay any cash dividends on our common stock in the foreseeable future and, therefore, any return on your investment in our common stock must come from increases in the fair market value and trading price of our common stock.

At present time, we intend to use available funds to finance our operations. Accordingly, we have no present intention of paying any cash dividends on our common stock in the foreseeable future. Therefore, any return on your investment in our common stock must come from increases in the fair market value and trading price of our common stock (if any).

There is currently no established market for our common stock, and we cannot ensure that one will ever develop or be sustained.

The Company’s common stock is currently quoted as Pink Current Information on the OTCMarkets platform. Management considers the market for our common stock to be limited. We can provide no assurances that an established trading market for our common stock will exist in the future.

Our common stock is deemed a “penny stock”, which may make it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply to companies whose common stock is not listed on a national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. Inasmuch as our securities are subject to the penny stock rules, investors may find it more difficult to dispose of our securities.

RISKS RELATED TO OUR BUSINESS

We have a history of operating losses and we may continue to lose money in the future.

For the three months ended March 31, 2024, the Company had a net loss of $451,938 as compared to net loss of $1,142,706 for the comparable period of the prior year. For the years ended December 31, 2023 and 2022, the Company had a net loss of $2,623,267 and $1,687,501, respectively. We may continue to lose money in the future, and we will rely on financing to fund our business strategy for the foreseeable future as discussed in the Risk Factor “We will need additional financing to execute our business plan and fund operations, which may not be available”.

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We can provide no assurances that our Class III application for internal surgical procedures in the U.S. market will be approved by the FDA.

During 2022 and 2023, the Company worked to address certain deficiencies in its Premarket Approval (PMA) application that were identified by the FDA in 2021. These were largely related to the need for standardized procedures for our manufacturing process, and quality assurance procedures for finished, customer ready products. We have implemented procedures and Good Manufacturing Practices that are responsive to the deficiencies identified by the FDA.

On March 21, 2024, we submitted to the FDA a revised Premarket Approval application to market our absorbable hemostatic gauze for human surgical applications in the United States. The FDA is currently reviewing our application and there can be no assurance that our PMA application will be approved.

No assurances can be given that our plans to penetrate certain market segments will be successful.

We continue to believe that the Class III surgical markets, both domestic and international, represent the most attractive market for our products due to the limited competition from other Class III approved Regenerated Cellulose products and the resulting premium pricing for hemostatic agents that can meet the demanding requirements of the human surgical environment. As of the filing date of this prospectus, the FDA review process is ongoing and we are preparing to submit an application for CE Mark approval in order to access the European and other markets. In the event we receive Class III and CE Mark approvals, which cannot be assured, we are evaluating the best paths to grow our revenue and profits in all potential markets, which could include one or more commercial partnerships and licensing agreements with established market participants or an acquisition/merger agreement with any such participants, each as an alternative to raising the necessary capital to establish and grow our own marketing and distribution capabilities via organic growth. We will carefully evaluate the returns on investment to create shareholder value of each of these strategies. No assurances can be given that our plans to penetrate all market segments or be acquired/merged with an established market participant will be successful on terms satisfactory to us, if at all.

We can provide no assurances that ongoing discussions with potential commercial partners and acquirers will result in the occurrence of a specific transaction.

The Company has been contacted by several medical technology companies that are active in the surgical equipment and hemostatic products sectors, and who have expressed an interest in the Company’s products and business strategy. In response to these inbound contacts, and to maximize shareholder value, the Company continues to consider a range of strategic alternatives, which include, without limitation, entering into one or more commercial and distribution partnerships, a sale of the Company or a standalone growth plan. There can be no assurances that any specific transaction will occur as a result of these discussions. No assurances can be given that the Company will identify a suitable acquisition or commercialization partnership candidate(s) or complete any transaction on terms that are in the best interests of shareholders.

We will need additional financing to execute our business plan and fund operations, which may not be available.

We currently have a working capital deficit, minimal cash and limited sales of our products. As a result of the Company’s financial position, we may not be able to execute our current business plan and fund business operations long enough to achieve profitability. Our ultimate success will depend upon our ability to raise additional capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be on terms that are acceptable to us.

We plan to pursue required additional capital through various means, including commercial collaborations and debt or equity financings. Future financings through equity investments are likely to be dilutive to existing shareholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities. The issuances of incentive awards under existing and future employee incentive plans, may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital raising and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

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Our ability to obtain needed financing may be impaired by such factors as capital markets disruptions, both generally and specifically relating to the healthcare industry, and events that have a negative impact on existing and potential investors or funding sources. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs we may be required to cease operations.

No guarantee of market acceptance.

Our success is dependent on market acceptance of our hemostatic gauze products. We cannot be certain that healthcare professionals and purchasing decision makers will conclude that our products offer a superior performance or value proposition, in any or all of the target markets we have identified, or that we will attain the level of market acceptance necessary to generate adequate revenues to cover our business costs and generate a return for investors.

We may be dependent upon commercial relationships to conduct our operations and implement our strategy.

Our proposed strategy includes the use of distribution and commercial partnerships to market and sell our hemostatic gauze products. We currently do not have any such commercial relationships. We may not be able to establish these relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships. If these relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations. We can provide no assurances that distribution agreements will be entered into on terms satisfactory to us, if at all, or that our operations will be profitable as a result of these distribution agreements.

We could experience difficulties in our supply chain.

Our hemostatic gauze products are manufactured in Asia and the United States to our specifications. Unforeseen events at any manufacturing or packaging location may result in a disruption of production that could negatively impact our ability to supply our customers and generate revenues. We own certain specialized production equipment which is installed at our contract-manufacturer’s location which is not readily available should we need to replace it. While we intend to maintain significant supplies of finished product inventory, any prolonged disruption our manufacturer’s facility could have a material adverse impact on our operations and business.

We are currently dependent on one hemostatic gauze product to generate income in the future.

The Company’s hemostatic gauze products are currently our sole source of potential revenue in the future. While we have multiple formats of this product and hope to access new markets upon receipt of a Class III PMA, we cannot provide assurance that our product will be accepted by potential customers or that new, superior hemostatic technologies will not be introduced that negatively impact the market perceptions of our own products. Unless we are able to develop or acquire additional product lines, the failure to develop a commercial market for this product line will materially adversely affect our operations.

Our business may suffer if we do not attract and retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of our management and other personnel in conducting our intended business. In addition, we depend on management and strategic consultants to correctly interpret and respond to market data, economic and other conditions to locate and adopt appropriate business opportunities. We presently have a small management team, which we intend to expand in conjunction with our planned operations and growth. We intend to ensure that management and any key personnel are appropriately compensated; however, their continued service to the Company cannot be guaranteed. If we are unable to attract and retain additional key management personnel and enter into satisfactory employment and other agreements, our business may be adversely affected.

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We may not be able to adequately protect our technologies or intellectual property rights.

Our ability to achieve commercial or strategic success will depend in part on maintaining patent protection and trade secret protection of our technologies as well as successfully defending our intellectual property against third-party challenges. We will only be able to protect our technologies from unauthorized use by third parties to the extent that valid and enforceable patents or trade secrets cover them. Furthermore, the degree of future protection of our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. Additionally, legal enforcement of intellectual property rights is costly and we may not have the financial resources to take the necessary legal action to protect our rights.

If our intellectual property positions are challenged, invalidated, circumvented, or expire, or if we fail to prevail in future intellectual property litigation, our business could be adversely affected. We have created multiple variations of our gauze product and will protect each of these new generation platforms and product with additional intellectual property. Our success depends in part on our ability to defend our intellectual property rights. The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and often involve complex legal, scientific, and factual questions. Third parties may seek to challenge, invalidate, or circumvent our intellectual property rights. In addition, our patent positions might not protect us against competitors with similar products or technologies because competing products or technologies may not infringe our patents. Also, there are third parties who have patents or pending patent applications that they may claim necessitate payment of a royalty or prevent us from commercializing our patent in certain territories. Patent disputes are frequent, costly and can preclude, delay, or increase the cost of commercialization of products.

We have identified various material weaknesses in our internal control over financial reporting which could affect our ability to timely and accurately report our results of operations and financial condition. These material weaknesses may not have been fully remediated as of the filing date of this report and we cannot assure you that other material weaknesses will not be identified in the future.

Our Chief Executive Officer and principal financial officer have concluded that, as of December 31, 2023, we had material weaknesses in our internal controls over financial reporting and that, as a result, our disclosure controls and procedures and our internal controls over financial reporting were not effective at such date. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting that creates a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

In addition, we believe that we continued to have material weaknesses in our internal control over financial reporting subsequent to December 31, 2023. See “Controls and Procedures” under Item 4 of our Quarterly Report on Form 10-Q for the period ended March 31, 2024 and Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2023 for a detailed discussion of the material weaknesses identified as of March 31, 2024 and December 31, 2023 respectively, and possible material weaknesses as of subsequent periods. Although we are in the process of implementing remedial measures to address all of the identified material weaknesses, our assessment of the impact of these measures have not been completed as of the filing date of the Registration Statement of which this prospectus is a part, and we cannot assure you that these measures will be adequate. Moreover, we cannot assure you that additional material weaknesses in our internal control over financial reporting will not arise or be identified in the future.

As a result, we must continue to improve our operational, information technology, and financial systems, infrastructure, procedures, and controls, as well as continue to expand, train, retain, and manage our employee base. Any failure to do so, or any difficulties we encounter during implementation, could result in additional material weaknesses or in material misstatements in our financial statements. These misstatements could result in a future restatement of our financial statements, could cause us to fail to meet our reporting obligations, or could cause investors to lose confidence in our reported financial information, leading to a decline in our stock price.

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Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. This could make it more difficult for us to raise funds and adversely affect our relationships with creditors, investors and suppliers.

Our auditors believe that substantial doubt exists regarding our ability to remain in business. We cannot provide any assurance that we will in fact operate our business profitably or obtain sufficient financing to sustain our business in the event we are not successful in our efforts to generate sufficient revenue and operating cash flow. The expression of such doubt by our independent registered public accounting firm or our inability to overcome the factors leading to such doubt could have a material adverse effect on our relationships with prospective customers, creditors, investors and suppliers, and therefore could have a material adverse effect on our business.

RISKS RELATED TO GOVERNMENT REGULATION

We are subject to extensive regulation by the FDA and must comply with the regulations of the FDA, as well as state, local and applicable international regulations. Failure to do so could harm our business.

Our HemoStyp products are subject to extensive regulation by the FDA. These regulations relate to manufacturing, labeling, sale, promotion, distribution and shipping. Before a new medical device, or a new intended use of a legally marketed device, can be marketed in the United States, it must be cleared or approved by the FDA through the applicable 510(k) premarket notification submission, granting of a de novo request, or Premarket Approval (PMA)), unless an exemption applies.The clearance and approval process is expensive, time-consuming, and uncertain. Failure to comply with applicable regulatory requirements of the FDA can result in an enforcement action, which could include a variety of sanctions, including fines, injunctions, civil penalties, recall or seizure of our products, operating restrictions, partial suspension, or total shutdown of production and criminal prosecution.  The FDA may change its clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions, that may prevent or delay approval or clearance of our products or impact our ability to modify our products after clearance on a timely basis. Such policy or regulatory changes could impose additional requirements upon us that could delay our ability to obtain clearance for our products, increase the costs of compliance or restrict our ability to maintain products after clearance.

In addition, regulatory clearance or approval by the FDA does not ensure registration, clearance, approval, or certification by comparable foreign regulatory authorities. Complying with foreign regulatory requirements, including obtaining registrations, clearances, approvals, or certifications, can be expensive and time consuming, and we may not receive regulatory clearances, approvals, or certifications in each country or region in which we plan to market our products or we may be unable to do so on a timely basis. In turn, this could limit our ability to expand into international markets, which could have a material adverse effect on our business, financial condition, and results of operations.

The healthcare industry is subject to extensive government regulation, which can result in increased costs, delays, limits on its operating flexibility and competitive disadvantages.

The healthcare industry is generally subject to extensive regulatory requirements. Adhering to these requirements generally carries significant costs to industry participants, including our Company. Given our limited financial resources, these significant costs may adversely affect our business and financial results. If we are unable to pass on these costs through our product pricing they would negatively impact our profit margin.

Healthcare insurance legislation may lead to unintended adverse effects for businesses involved in our industry. New legislation that gives the Federal government greater regulatory powers may lead to negative consequences for certain aspects of our business. The full scope of the ongoing uncertainty in healthcare related legislation may not be known for several years, making it difficult to predict the future consequences that would create challenges to our Company, or if we can overcome them.

Failure to comply with laws or government regulations could result in penalties.

Certain government requirements for technologies in the healthcare market may require licensure or mandatory minimum standards relating to the provision of products and services. Failure to comply with these requirements could materially affect our ability to expand into new or existing markets. Future regulatory developments may also cause disruptions to our operations.

GENERAL RISK FACTORS

We are subject to the reporting requirements of the federal securities laws, which can be expensive.

We are a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal and state securities laws, including compliance with the Sarbanes-Oxley Act of 2002. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders significantly increase our operating costs.

It is time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal control’s requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by that Act.

Public company compliance requirements may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. Compliance with the new rules and regulations increases our operating costs and makes certain activities more time consuming and costly than if we were not a public company. As a public company, these new rules and regulations make it more difficult and expensive for us to obtain director and officer liability insurance. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If certain of our stockholders seek to sell substantial amounts of our common stock in the public market upon the expiration of any holding period under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could impair our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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USE OF PROCEEDS

The shares of common stock to be offered and sold pursuant to this prospectus will be offered and sold by the selling security holder or their transferees. We will not receive any proceeds from the sale of the shares of common stock by the selling security holder. However, we may receive the sale price of the shares we issue to the selling security holder in connection with the CSPA, which, if received, would be used in the following order of priority:

(i)	funding our research & development program and the costs of seeking approval from the FDA and other regulatory agencies to sell our products in the U.S. and other markets;

(ii)	funding expenses associated with our commercialization strategy targeting the human surgical (if we receive FDA approval to sell to this market) and 510k markets;

(iii)	paying off short term liabilities; and

(iv)	for working capital and other general corporate purposes.

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DETERMINATION OF OFFERING PRICE

The selling security holder, White Lion, may, from time to time, sell any or all of its shares of our common stock on otcmarkets.com or any other stock exchange, market or trading facility on which the shares of our common stock are traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

The CSPA permits White Lion to purchase shares at prices that equal the lower of: (i) 93% of the volume-weighted average price of the Company’s common stock during a period of five consecutive trading days following the Company’s exercise of its right to sell shares, or (ii) the closing price of the common stock on the day the Company exercises its right to sell shares, subject to a minimum price of $0.25 per share; provided, however, that if the Company issues a share price purchase notice at a time that the Company’s common stock is trading below the Floor Price (as defined in the CSPA) and White Lion waives the Floor Price condition, the 93% and 95% multiplicands referenced above shall be reduced to 90% and 92%, respectively, for calculation of the purchase price to be paid by White Lion for such shares. This price was negotiated between the Company and White Lion and we offer no assurances that the offering price of our shares by the Selling Security Holder will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock will ever develop and/or continue after this offering.

The price at which we may sell our shares to White Lion during the term of the CSPA cannot be determined in advance and so we may sell fewer than 15,000,000 shares to White Lion to receive proceeds of $7,000,000 or we may sell 15,000,000 shares and receive less than $7,000,000 in gross proceeds, depending on the prices per share resulting from the purchase notices we may deliver to White Lion.

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MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED SHAREHOLDER MATTERS

The common shares of the Company are currently quoted as Pink Current Information on the OTCMarkets platform, under the stock symbol “UEEC”.

There is no established trading market for our common shares and there has been only limited trading activity to date. The following table sets forth the high and low sales price of the common stock on a quarterly basis for the periods presented, rounded to the nearest penny.

Quarter Ended	High	Low
September 30, 2024 (through July 12, 2024)	$0.19	$0.17
June 30, 2024	$0.22	$0.15
March 31, 2024	$0.26	$0.17

March 31, 2023	$0.30	$0.19
June 30, 2023	$0.34	$0.17
September 30, 2023	$0.34	$0.23
December 31, 2023	$0.29	$0.20

March 31, 2022	$0.70	$0.42
June 30, 2022	$0.79	$0.35
September 30, 2022	$0.50	$0.29
December 31, 2022	$0.33	$0.21

Holders

As of July 12, 2024, there were approximately 401 holders of record of the Company’s issued and outstanding shares of common stock.

Dividends

We have not paid any dividends on our common stock, generated earnings sufficient to pay dividends, and do not currently anticipate paying cash dividends in the foreseeable future. The agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. Payment of future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

Stock Issuances and Repurchases

The following table summarizes all sales and issuances by the Company of unregistered securities during the year ended December 31, 2023 and the three months ended March 31, 2024. The securities in the below-referenced transactions were (i) issued without registration and (ii) were subject to restrictions under the Securities Act and the securities laws of certain states, in reliance on the private offering exemptions noted in the table below, and in reliance on similar exemptions under applicable state laws as transactions not involving a public offering. No placement or underwriting fees were paid in connection with these transactions. All cash proceeds from the sale of securities were used for working capital and general corporate purposes.

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Date of Sale	Title of Security	Number Sold	Consideration	Purchaser/Recipient	Offering Exemption
January 2023	Common Stock	937,500	$187,500 (accrued liabilities)	Officers and consultants	4(a)(2)
January 2023	Common Stock	1,135,000	$249,399	White Lion (1)	4(a)(2)
February 2023	Common Stock	1,000,000	$202,733	White Lion (1)	4(a)(2)
March 2023	Common Stock	800,000	$144,890	White Lion (1)	4(a)(2)
March 2023	Common Stock	1,850,000	$462,500 (litigation settlement)	Philip Forman	4(a)(2)
April 2023	Common Stock	979,688	$156,750 (accrued liabilities)	Officers and consultants	4(a)(2)
April 2023	Common Stock	450,000	$86,524	White Lion (1)	4(a)(2)
May 2023	Common Stock	800,000	$139,797	White Lion (1)	4(a)(2)
June 2023	Common Stock	2,300,000	$589,506	White Lion (1)	4(a)(2)
August 2023	Common Stock	500,000	$123,035	White Lion (1)	4(a)(2)
September 2023	Common Stock	530,000	$124,358	White Lion (1)	4(a)(2)
October 2023	Common Stock	480,000	$112,334	White Lion (1)	4(a)(2)
November 2023	Common Stock	650,000	$156,501	White Lion (1)	4(a)(2)
December 2023	Common Stock	1,500,000	$329,046	White Lion (1)	4(a)(2)
January 2024	Common Stock	600,000	$122,627	White Lion (1)	4(a)(2)
February 2024	Common Stock	850,000	$164,973	White Lion (1)	4(a)(2)
March 2024	Common Stock	600,000	$103,625	White Lion (1)	4(a)(2)

(1)	Issued by the Company to White Lion Capital, LLC pursuant to the terms of the Common Stock Purchase Agreement, as amended.

Description of Our Capital Stock

The following description of our capital stock is a summary only and is qualified by reference to our Certificate of Incorporation and Bylaws.

General

Our authorized capital stock consists of 300,000,000 shares of Common Stock, with a par value of $0.001 per share. As of July 12, 2024, there were 248,233,222 shares of Common Stock issued and outstanding.

Common Stock

Each holder of Common Stock will be entitled to one vote for each share of Common Stock held of record by such holder with respect to all matters to be voted on or consented to by our stockholders, except as may otherwise be required by applicable Nevada law. The stockholders will not have pre-emptive rights under our Certificate of Incorporation to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption rights and will carry no subscription or conversion rights. In the event of liquidation of the Company, the stockholders will be entitled to share in corporate assets on a pro rata basis after the Company satisfies all liabilities and after provision is made for each class of capital stock having preference over the Common Stock (if any). Subject to the laws of the State of Nevada, and the rights of the holders of any outstanding series of preferred stock (if any), the Board of Directors will determine, in their discretion, to declare dividends advisable and payable to the holders of outstanding shares of Common Stock.

Transfer Agent and Registrar

Pacific Stock Transfer Company is the registrar and transfer agent for our shares of common stock. Its address is 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119, United States; Telephone: (800) 785-7782.

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SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our common stock acquired through the exercise of outstanding warrants could materially adversely affect the market price of our common stock. In addition, sales of our common stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Sale of Restricted Shares

As of July 12, 2024, there were 248,233,222 shares of common stock outstanding. The 15,000,000 shares of common stock being offered by this prospectus will be freely tradable, other than by any of our “affiliates,” as defined in Rule 144(a) under the Securities Act, without restriction or registration under the Securities Act.

Of the 248,233,222 shares of common stock outstanding, approximately 180,871,677 shares are tradable without restriction. The remaining shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.

Rule 144

Generally, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), who has beneficially owned our restricted securities for at least six months is entitled to sell those securities into the public market. A person who may be deemed an “affiliate” of a company, within any three-month period, may sell a number of shares that does not exceed the greater of: (i) 1% of the then-outstanding shares of common stock, or (ii) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.

Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our company.

A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

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BUSINESS

Overview

United Health Products, Inc. develops, manufactures, and markets a patented hemostatic gauze for the healthcare and wound care sectors. Our gauze product, HemoStyp®, is derived from cotton and designed to absorb exudate/drainage from superficial wounds and help control bleeding. We are in the process of seeking regulatory approval to sell our hemostatic gauze into the U.S. Class III and European CE Mark surgical markets.

Developments

During 2022 and 2023, the Company worked to address certain deficiencies in its Premarket Approval (PMA) application that were identified by the FDA in 2021. These were largely related to the need for standardized procedures for our manufacturing process, and quality assurance procedures for finished, customer ready products. We have implemented procedures and Good Manufacturing Practices that are responsive to the deficiencies identified by the FDA.

On March 21, 2024, we submitted to the FDA a revised Premarket Approval application to market our absorbable hemostatic gauze for human surgical applications in the United States. The FDA is currently reviewing our application and there can be no assurance that our PMA application will be approved.

Potential Target Markets

Our HemoStyp material is currently cut to several sizes and configuration and marketed as HemoStyp Gauze. Our potential customer base includes, without limitation, the following:

•	Hospitals and Surgery Centers for all Internal Surgical usage (in the event we obtain FDA Class III approval)

•	Hospitals, Clinics and Physicians for external trauma

•	EMS, Fire Departments and other First Responders

•	Military Medical Care Providers

•	Hemodialysis centers

•	Nursing Homes and Assisted Living Facilities

•	Dental and Oral & Maxillofacial Surgery Offices

•	Veterinary hospitals

Primary Strategy

Our HemoStyp technology received an FDA 510(k) approval in 2012 for use in external or superficial bleeding situations and we believe there is an opportunity for HemoStyp products to address unmet needs in several medical applications that represent attractive commercial opportunities. However, the Class III surgical markets, both domestic and international, represent the most attractive market for our products due to the smaller number of competitors offering Class III approved hemostatic agents and the resulting premium pricing for products that can meet the demanding requirements of the human surgical environment. We believe that our extensive laboratory testing and our completed human trial indicate that the HemoStyp technology could successfully compete against established Class III market participants, and could gain a significant market share. There can be no assurance that an FDA Premarket Approval (PMA) will be granted.

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In anticipation of receiving a Class III PMA (which cannot be assured), we are evaluating paths to rapidly grow our revenue and profits in all potential market segments, with the objective of maximizing shareholder value. We do not intend to pursue the full commercialization of our products independently nor to remain an independent company in the long term. Options under consideration include (i) a sale or merger of the Company with an industry leader in the wound care and surgical device sectors, which may include a pre-sale collaboration on commercialization and distribution and (ii) one or more commercial partnerships with established market participants, without any specific, associated sale or merger transaction.

The Company has been contacted by several medical technology companies that are active in the surgical equipment and hemostatic products sectors, and who have expressed an interest in the Company’s products and business strategy. We continue to evaluate the potential commercial partnerships in anticipation of an FDA decision on our Class III PMA application. No assurances can be given that the Company will identify any commercialization candidate(s) or enter into a transaction.

Manufacturing and Packaging of our Products

The Company’s products will be manufactured to our specifications through a contract manufacturing arrangement with an FDA certified supplier that maintains stringent quality control protocols to assure the uniformity and quality of all of our gauze products. Information on the manufacturing process and our manufacturer’s facility has been submitted as part of our PMA submission. Our gauze products are cut to size, packaged and sterilized by service providers in the United States.

Patents and Trademarks

Our hemostatic gauze technology is protected through patents granted by the U.S. Patent and Trademark Office, which protection currently runs through 2029.

The Company has registered trademarks for the following product formats:

•	BooBoo Strips
•	HEMOSTYP
•	The Ultimate Bandage
•	HemoStrip
•	CELLUSTAT (pending)
•	Nik Fix

Competition

The wound care products market in the United States is concentrated among large and established companies such as Baxter International, Becton Dickinson & Company, Bristol-Myers Squibb Company, Johnson & Johnson and 3M Company, each of which have greater capital and operational resources than us. Our hemostatic gauze product will directly compete in the gauze markets served by these companies. In this market, competitive factors include product performance, price, breadth of product offerings, value-added service programs, service and delivery, credit terms, and customer support.

FDA and Other Government Regulation

In the United States, the drug, device, and cosmetic industries are subject to regulation by various federal and state agencies, primarily as to product safety, efficacy, manufacturing, advertising, labeling and safety reporting. Accordingly, we are subject to oversight by various federal and state governmental entities and we are subject to, and affected by, a variety of federal and state laws, regulations, and policies generally applicable to the medical device industry. We may be subject to additional rules and regulations of other jurisdictions if our operations were to expand, although we can give no guarantee of such a development.

Medical devices commercially distributed in the United States require either FDA clearance of a 510(k) premarket notification submission, granting of a de novo request or Premarket Approval (PMA), unless a valid exemption exists. Under the Federal Food, Drug, and Cosmetic Act of 1938 (FFDCA), as administered by the FDA, medical devices are classified into one of three classes (depending on the degree of risk associated with each medical device and the extent of manufacturer and regulatory control needed to ensure its safety and effectiveness. The degree of regulatory control increases from Class I to Class III. We anticipate that our HemoStyp products will be classified as Class III device, although we cannot be assured that we will ever receive the requisite PMA approval.

The regulatory agencies under whose purview we operate, including the FDA have administrative powers that may subject us to actions such as product withdrawals, recalls, seizure of products and other civil and criminal sanctions. The FDA may also assess civil or criminal penalties against us, our officers or employees and impose operating restrictions on a company-wide basis or enjoin and/or restrain certain conduct resulting in violations of applicable law. The FDA may also recommend prosecution to the U.S. Department of Justice. Any adverse regulatory action, depending on its magnitude, may restrict us from effectively marketing and selling our products and limit our ability to obtain future clearances or approvals, and could result in a substantial modification to our business practices and operations. Equivalent enforcement mechanisms may exist in different countries in which we may conduct our business. Any adverse regulatory action may materially adversely affect our financial condition and business operations. See “Risk Factors – Risks Related to Government Regulation.”

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Environmental Matters

The Company may be subject to, or affected by, environmental legislation including, among others, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, Compensation and Liability Act (CERCLA or Superfund) and the Resource Conservation and Recovery Act. There may be laws and regulations that exist or that may come to pass that may also have an impact on the Company in ways that we cannot foresee. Compliance with the multitude of regulations issued by federal, state, provincial and local administrative agencies that may apply to the Company can be burdensome and costly. To date, the Company has not been impacted by these laws and regulations.

Research and Development Expenditures

In the years ending December 31, 2023 and 2022 we incurred research and development expenditures of $598,810 and $624,564, respectively.

Personnel

As of July 12, 2024, we have six full-time personnel working under consulting agreements.

Description of Property

The Company’s principal executive office is located at 520 Fellowship Road, Suite #D-406, Mt. Laurel, NJ 08054 comprised of approximately 1,800 square feet under a 36-month lease with a term ending in May 2026.

We have personnel in New Jersey and five other states working remotely.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus commencing on page F-1.

Overview

United Health Products, Inc. develops, manufactures, and markets a patented hemostatic gauze for the healthcare and wound care sectors. Our gauze product, HemoStyp®, is derived from cotton and designed to absorb exudate/drainage from superficial wounds and help control bleeding. We are in the process of seeking regulatory approval to sell our Hemostyp product line into the U.S. Class III and European CE Mark surgical markets.

Results of Operations

For the Three Months Ended March 31, 2024 and 2023

The following table sets forth a summary of certain key financial information for the three months ended March 31, 2024 and 2023:

	For the Three Months Ended March 31,
	2024	2023

Revenue	$-	$-

Gross profit	$-	$-

Operating (expenses)	$(425,094)	$(1,053,975)

Operating (loss)	$(425,094)	$(1,053,975)

Other income (expense)	$(26,844)	$(88,731)

Net income (loss)	$(451,938)	$(1,142,706)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)

Three Months ended March 31, 2024 versus Three Months ended March 31, 2023

During the three months ended March 31, 2024 and 2023, the Company had $0 of revenues, respectively. The Company did not generate any revenues in the current quarter due to the continued focus of the Company’s capital and resources towards obtaining a Class III PMA.

Total operating expenses for the three months ended March 31, 2024 and 2023 were $425,094 and $1,053,975, respectively.

The decrease in operating expenses was primarily due to a decrease of $462,500 in litigation settlement expenses, a decrease of $64,897 in legal and professional expenses and research and development expenses decreasing $103,125 to $115,551 during the three months ended March 31, 2024 from $218,676 in the three months ended March 31, 2023.

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Other income (expense) for the three months ended March 31, 2024 and 2023 was $(26,844) and $(88,731), respectively. The decrease in other expense was due to a decrease in loss on settlement of debt of $60,938.

Our net loss for the three months ended March 31, 2024 was $451,938 as compared to net loss of $1,142,706 for the comparable period of the prior year. The decrease in the net loss is due to the Company having a decrease in operating expenses of $628,881 and a decrease in other expense of $61,887, as explained above.

For the Years Ended December 31, 2023 and 2022

The following table sets forth a summary of certain key financial information for the years ended December 31, 2023 and 2022:

	2023	2022

Revenue	$-	$37,500

Gross profit	$-	$18,856

Operating (expenses)	$(2,426,539)	$(2,820,895)

Operating (loss)	$(2,426,539)	$(2,802,039)

Other income (expense)	$(196,728)	$1,114,538

Net (loss)	$(2,623,267)	$(1,687,501)

Basic and diluted	$(0.01)	$(0.01)

Year ended December 31, 2023 versus year ended December 31, 2022

During the year ended December 31, 2023 and 2022, the Company had $0 and $37,500 of revenues, respectively. The Company did not generate any revenues in the current year due to the continued focus of the Company’s capital and resources towards obtaining a Class III PMA.

Operating Expenses

Total operating expenses for the year ended December 31, 2023 and 2022 were $2,426,539 and $2,820,895, respectively.

The decrease in operating expenses was due primarily to a decrease in legal and professional costs of $138,004 due to the Company having settled various litigation matters during 2022 and a decrease in consulting expense of $285,040 offset by an increase in rent expense of $23,257, an increase of $12,500 in litigation settlement expenses ($462,500 and $450,000 for the year ending December 31, 2023 and 2022, respectively) and an increase in office supplies and software expense of $23,905 along with a decrease of $25,754 in research and development expenses from $624,564 during the year ended December 31, 2022 compared to $598,810 in the year ended December 31, 2023.

Other income (expense)

Other income (expense) for the year ended December 31, 2023 and 2022 was $(196,728) and $1,114,538, respectively. The decrease in other income was due to an increase in total interest expense of $37,351 offset by a decrease in other income of $1,402,981 and a decrease in loss on debt settlement of $129,066 during the year ended December 31, 2023 compared to the year ended December 31, 2022.

The increase in interest expense was primarily due to the Company having a larger outstanding balance of interest-bearing promissory notes, $7,638 of post-judgement interest related to the SEC penalty stemming from the settlement of the SEC’s investigation of the Company discussed in Note 7 to the financial statements and $32,992 of debt discount amortization expense during the year ended December 31, 2023 compared to $16,533 during the year ended December 31, 2022.

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The decrease in other income was due to the Company receiving $392,000 as a settlement payment from its former auditor related to litigation and the receipt of $202,200 in cash and 2,085,258 shares of common stock as payment of $808,781 from its former Chief Executive Officer to satisfy a disgorgement obligation during the year ended December 31, 2022 compared with the Company having $0 of other income during the year ended December 31, 2023.

The decrease in the loss on settlement of debt was due to the Company issuing common stock with a fair value of $424,782 for the settlement of an aggregate of $344,250 of accrued liabilities and accrued liabilities - related party during the year ended December 31, 2023 compared to the Company issuing common stock with a fair value of $458,001 for the settlement of an aggregate of $330,626 of accrued liabilities and accrued liabilities - related parties and recording $82,223 in loss on settlement of debt related to lowering the conversion price of a convertible note as an inducement for conversion during the year ended December 31, 2022

Our net loss for the year ended December 31, 2023 was $2,623,267 as compared to a net loss of $1,687,501 for the prior year. The increase in the net loss was due to the Company having a decrease in operating expenses of $394,356 offset by a decrease in other income (expense) from $1,114,538 during the year ended December 31, 2022 to $(196,728) for the year ended December 31, 2023, as explained above.

Liquidity and Capital Resources

For the Three Months Ended March 31, 2024 and 2023

As of March 31, 2024, the Company had a negative working capital of $1,859,352. The Company has not yet attained a level of operations which will allow it to meet its current overhead expense obligations. The report of our independent registered public accounting firm on our 2023 financial statements includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The Company has been focusing its capital and resources towards seeking a Class III PMA for its HemoStyp technology, and has funded its initial operations with private placements, and unsecured loans from related parties. There can be no assurance that adequate financing will continue to be available to the Company and, if available, on terms that are favorable to the Company. Our ability to continue as a going concern is also dependent on many events outside of our direct control, including, among other things, our ability to achieve our business goals and objectives, as well as improvement in the economic climate.

During 2022, the Company entered into a common stock purchase agreement (“CSPA”) with White Lion, which gives the Company the right, but not the obligation, to require White Lion to purchase up to $10,000,000 of the Company’s common stock, subject to certain limitations and conditions set forth in the CSPA. As of the date of this filing, the Company has received approximately $2.95 million in proceeds from White Lion to pay for its operations and finalization of its Class III PMA application. The sale of additional equity or convertible debt securities would be dilutive to our shareholders. In addition, economic conditions and actions by policymaking bodies are contributing to rising interest rates and significant capital market volatility, which, along with increases in our borrowing levels, could increase our future borrowing costs.

Cash Flows

The Company’s cash on hand at March 31, 2024 and December 31, 2023 was $80,882 and $95,420, respectively.

The following table summarizes selected items from our statements of cash flows for the three months ended March 31, 2024 and 2023:

	For the Three Months Ended March 31,
	2024	2023
Net cash used in operating activities	$(405,763)	$(548,141)
Net cash used in investing activities	-	-
Net cash provided by financing activities	391,225	566,719

Net increase (decrease) in cash and cash equivalents	$(14,538)	$18,578

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Net Cash Used in Operating Activities

Net cash used in operating activities for the three months ended March 31, 2024 was $405,763. The Company had a net loss of $451,938 offset by amortization expense of $1,012, amortization of right-of-use asset of $346, a decrease in prepaid and other current assets of $7,632 and an increase in accrued liabilities - related party of $49,481.  The Company also had a decrease in accounts payable and accrued expenses of $12,296.

Net cash used in operating activities for the three months ended March 31, 2023 was $548,141. The Company had net loss of $1,142,706 offset by amortization expense of $1,012, amortization of debt discount of $8,775, stock issued for litigation settlement of $462,500 and a loss on debt settlement of $60,938, a decrease in inventory of $1,132, a decrease in prepaid and other current assets of $7,684, an increase in accounts payable and accrued liabilities of $28,643 and an increase in accrued liabilities - related party of $123,881.  The Company also had a decrease in accrued litigation settlement of $100,000.

Net Cash Used in Investing Activities

The Company did not have any investing activities during the three months ended March 31, 2024 and 2023.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for the three months ended March 31, 2024 was $391,225. This was the result of the Company receiving proceeds of $395,425 from the sale of stock offset by payment of offering costs of $4,200.

Net cash provided by financing activities for the three months ended March 31, 2023 was $566,719. This was the result of the Company receiving $578,855 in proceeds from the sale of stock offset by payment of offerings costs of $3,000 and payments of $9,136 on a loan payable.

Off-Balance Sheet Arrangements

As of March 31, 2024, we have no off-balance sheet arrangements.

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For the Years Ended December 31, 2023 and 2022

As of December 31, 2023, the Company had a negative working capital of $1,798,558. The Company has not yet attained a level of operations, and for the foreseeable future will not achieve commercial operations, which will allow it to meet its current overhead expense obligations. The report of our independent registered public accounting firm on our 2023 and 2022 financial statements includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The Company generated minimal revenues during the year ended December 31, 2022 and no revenue during the year ended December 31, 2023 due to focusing its capital and resources towards seeking a Class III PMA for its HemoStyp technology. There can be no assurance that adequate financing will continue to be available to the Company and, if available, on terms that are favorable to the Company. Our ability to continue as a going concern is also dependent on many events outside of our direct control, including, among other things, our ability to achieve our business goals and objectives, as well as improvement in the economic climate.

As of December 31, 2023, the Company had received approximately $2,700,000 in proceeds from sales of common stock to White Lion under the CSPA, which the Company has used to pay for its operations and finalization of its Class III PMA application.

Cash Flows

The Company’s cash on hand as of December 31, 2023 and 2022 was $95,420 and $13,377, respectively.

The following table summarizes selected items from our statements of cash flows for the years ended December 31, 2023 and 2022:

	2023	2022
Net cash used in operating activities	$(2,200,645)	$(619,720)
Net cash used in investing activities	(2,850)	(40,500)
Net cash provided by financing activities	2,285,538	651,798

Net increase (decrease) in cash and cash equivalents	$82,043	$(8,422)

Net Cash Provided by (Used in) Operating Activities

Net cash used in operating activities for the year ended December 31, 2023 was $2,200,645. The Company had net loss of $2,623,267 offset by amortization expense of $4,050, amortization of right-of-use asset of $807, amortization of debt discount of $32,992, stock issued for litigation settlement of $462,500, a loss on debt settlement of $80,532, a decrease in inventory of $1,132, a decrease in prepaid and other current assets of $128 and an increase in accrued liabilities - related party of $272,146. The Company also had a decrease in accounts payable and accrued expenses of $131,665 and a decrease in accrued litigation settlement of $300,000.

Net cash used in operating activities for the year ended December 31, 2022 was $619,720. The Company had a net loss of $1,687,501 and $808,781 of non-cash income due to stock received and recorded as other income offset by stock for services and compensation of $483,450, amortization expense of $4,050, amortization of debt discount of $16,533 and a loss on debt settlement of $209,598. The Company had an increase in accounts payable and accrued expenses of $638,721, an increase in accrued liabilities - related party of $296,872, an increase in accrued litigation settlement of $280,000, an increase in prepaid expenses of $17,932 and an increase in inventory of $34,730.

Net Cash Used by Investing Activities

The Company paid $2,850 related to a security deposit during the year ended December 31, 2023.

The Company paid $40,500 related to the patent application fees during the year ended December 31, 2022.

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Net Cash Provided by (Used in) Financing Activities

Net cash provided by financing activities for the year ended December 31, 2023 was $2,285,538. This was due to the result of the Company receiving net proceeds of $2,326,674 from the sale of stock offset by making payments of offering costs of $17,400, repayments of $19,136 on a loan payable, and repayments of $4,000 on a loan payable - related party.

Net cash provided by financing activities for the year ended December 31, 2022 was $651,798. This was due to the Company receiving $383,275 in proceeds from related parties, $175,887 in proceeds from the sale of stock, $93,000 in proceeds from convertible notes - related party and $392,975 in proceeds from convertible notes payable offset by making payments of $226,275 on loans payable - related party, $90,864 on a promissory note payable, $26,200 of offering costs and repurchasing $50,000 of common stock.

Off-Balance Sheet Arrangements

As of December 31, 2023 and 2022, we had no off-balance sheet arrangements.

Related Parties

Information concerning related party transactions is included in the financial statements and related notes, appearing elsewhere in this prospectus, see Note 3. Related Party Transactions.

Critical Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States (“GAAP”) requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses in the financial statements and accompanying notes. Critical accounting estimates are those estimates made in accordance with GAAP that involve a significant level of estimation uncertainty and have had or are reasonably likely to have a material impact on the financial condition or results of operations of the Company. Based on this definition, we have the critical accounting estimates identified below. We also have other key accounting policies, which involve the use of estimates, judgments, and assumptions that are significant to understanding our results which are found in Note 2 - Significant Accounting Policies of the accompanying financial statements. Although we believe that our estimates, assumptions, and judgments are reasonable, they are based upon information presently available. Actual results may differ significantly from these estimates under different assumptions, judgments, or conditions.

Stock-Based Compensation

The Company accounts for stock-based compensation under the provisions of ASC 718, Compensation-Stock Compensation. Stock-based compensation expense for employees and non-employees is measured at the grant date fair value. Stock-based compensation for all stock-based awards to employees and directors is recognized as an expense over the requisite service period, which is generally the vesting period.

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BOARD OF DIRECTORS AND MANAGEMENT

Our directors and executive officers as of the filing date of this prospectus are as follows:

Name	Age	Position with Company

Brian Thom	59	Chief Executive Officer, and Director

Kristofer Heaton	46	Vice President of Finance (principal financial officer)

Robert Denser	53	Director

Our directors hold office for one-year terms and serve until their successors have been elected and qualified. Our officers are appointed annually and serve at the discretion of the Board.

Directors and Executive Officers

Brian Thom was appointed as Chief Executive Officer effective December 1, 2020 and joined our Board as a Director on January 1, 2021. Mr. Thom has served as a consultant to the Company since April 2020 overseeing finance and business development activities and has served as external financial advisor to the Company since 2018. He brings over 20 years of corporate finance experience and a successful track record of helping fast growing companies across a broad range of industries to raise capital and create shareholder value. Over the course of his career he spent a decade with JPMorgan’s global Mergers and Acquisitions group and five years leading the Americas Corporate Finance group with Société Générale, a multi-national European investment bank, among other entrepreneurial pursuits.

Kristofer Heaton was brought on as the Vice President of Finance and Principal Financial Officer in December 2020. Mr. Heaton is a CPA designation and began his career in commercial banking with a bank in Salt Lake City in 2004. In 2006, he moved to public accounting and gained experience in various industries while working for various firms. Mr. Heaton founded his own accounting firm in 2015 which specializes in audits of public companies and has provided non-audit accounting and administrative services to the Company since 2017.

Robert J. Denser has served as a Director of the Company since November 2014. Over the past 10 years his main focus has been to assist federal and state agencies, first responders, EMS agencies and hospitals with their planning and procurement of the necessary medical equipment needed to be adequately prepared for any type of natural or man-made disaster. This includes working with the Medical Directors and their teams from the State of California and Los Angeles County with the development and fulfillment of a $60 million project that will give hospitals the caches of medical equipment needed to properly respond to the surge of patients that will result from a disaster. For the past five years Mr. Denser has been a member of ETL Response, LLC and has been in the role of Director of Sales and Finance. In this role he coordinates all ETL projects as needed. ETL Response. Mr. Denser’s background experience also includes direct access to key decision makers within the VA hospital system, as well as federal and private disaster response agencies, like FEMA and the Red Cross, that are on the front lines of any disaster.

Directors’ and Officers’ Liability Insurance

We are currently seeking to obtain directors’ and officers’ liability insurance against any liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also would insure us against losses which we may incur in indemnifying our officers and directors. In addition, we may enter into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

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Corporate Governance

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the General Corporation Law of the State of Nevada and our Bylaws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the Board believes are the appropriate corporate governance policies and practices for our Company. We have adopted changes and will continue to adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and subsequent rule changes made by the SEC and any applicable securities exchange.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded companies or shall have achieved a high level of distinction in their chosen fields. The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in the medical device and health care industries.

In evaluating Director candidates, our Board also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Risk Oversight

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to the full board for oversight. These risks include, without limitation, the following:

•	Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

•

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

•	Risks and exposures relating to corporate governance; and management and director succession planning.

•	Risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

Board Leadership Structure

In accordance with the Company’s Bylaws, the Chairman of the Board presides at all meetings of the Board. The position of Chairman of the Board of the Company was held by Douglas Beplate until his resignation as a director effective on February 28, 2022. Mr. Thom holds the position of Chief Executive Officer and currently is serving as Chairman [Pro Tem]. The Company has no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer.

Code of Ethics

We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Exchange Act. This Code of Ethics applies to our directors and senior officers, such as the principal executive officer, principal financial officer and persons performing similar functions. Our Code of Ethics is available on our website.

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Committees

As of the filing date of this prospectus, the Board of Directors has no committees. Robert Denser may be deemed an independent director of the Company as that term is defined under Nasdaq Rule 5605(a)(2). Mr. Denser is not deemed to be a financial expert. The term “Financial Expert” is defined under the Sarbanes-Oxley Act of 2002, as amended, as a person who has the following attributes: an understanding of generally accepted accounting principles and financial statements; has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the company’s financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

Section 16(a) Reports

The rules of the Securities and Exchange Commission require us to disclose late filings of reports of stock ownership and changes in stock ownership by our directors, officers and ten percent shareholders. To our knowledge, based solely on our review of (a) the copies of such reports and amendments thereto furnished to us and (b) written representations that no other reports were required, during our fiscal year ended December 31, 2023, all of the filings for our officers, directors and ten percent shareholders were made on a timely basis.

Family Relationships

None.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending a letter to United Health Products, Inc. Board of Directors, c/o our principal executive office at 520 Fellowship Road, Suite #D-406, Mt. Laurel, NJ 08054. Our management will receive the correspondence and forward it to the Chairman or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening or illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Chairman of the Board has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the overall compensation earned over the fiscal years ended December 31, 2023 and 2022 by (1) each person who served as the principal executive officer of the Company during fiscal year 2023; (2) our most highly compensated (up to a maximum of two) executive officers as of December 31, 2023 with compensation during fiscal year ended 2023 of $100,000 or more; and (3) those individuals, if any, who would have otherwise been included in section (2) above but for the fact that they were not serving as an executive as of December 31, 2023.

Name and Principal Position	Fiscal Year	Salary ($)(5)	Bonus ($)	Stock Awards ($)(1)	Options Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)(3)	Total ($)

Brian Thom	2023	$253,688	$-	$-	$-	$-	$-	$253,688
Chief Executive Officer	2022	$238,500	$-	$-	$-	$-	$-	$238,500

Kristofer Heaton	2023	$211,406	$-	$-	$-	$-	$-	$211,406
Principal Financial Officer	2022	$198,750	$-	$-	$-	$-	$-	$198,750

Louis Schiliro	2023	$198,000	$-	$-	$-	$-	$-	$198,000
(4)	2022	$238,500	$-	$-	$-	$-	$-	$238,500

__________________________________

(1)

FASB ASC Topic 718 requires the company to determine the overall full grant date fair value of the restricted stock awards and options as of the date of grant based upon the Black-Scholes method of valuation which total amounts are set forth in the table above under the year of grant, and to then expense that value over the service period over which the restricted stock awards and options become vested. As a general rule, for time-in-service-based restricted stock awards and options, the company will immediately expense any restricted stock awards and option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the restricted stock awards and options. For a description FASB ASC Topic 718 and the assumptions used in determining the value of the restricted stock awards and options under the Black-Scholes model of valuation, see the notes to the financial statements included with this prospectus.

(2)

Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(3)	Includes compensation for service as a director described under Director Compensation, below.

(4)

Mr. Schiliro resigned as Chief Operating Officer and a director of the Company effective on February 28, 2022. Mr. Schiliro continues in the non-officer position of Director of Operations with the Company with a focus on the Company’s FDA PMA application, new product and format development, R&D and manufacturing.

(5)

For the year ended December 31, 2023, the amounts include the grant date fair value of $55,688 of stock compensation received in lieu of cash and $66,000 of accrued compensation to Mr. Thom and the grant date fair value of $46,406 of stock compensation received in lieu of cash and $68,750 of accrued compensation for Mr. Heaton. For the year ended December 31, 2022, the amounts include the grant date fair value of $193,500 of stock compensation received in lieu of cash and $45,000 of accrued compensation to Mr. Thom and Mr. Schiliro and the grant date fair value of $161,250 of stock compensation received in lieu of cash and $37,500 of accrued compensation for Mr. Heaton.

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For a description of the material terms of each named executive officers’ compensation arrangements, including the terms of any contract, agreement, plan or other arrangement that provides for any payment to a named executive officer in connection with his or her resignation, retirement or other termination, or a change in control of the company see section below entitled “Compensation Arrangements.”

No outstanding common share purchase option or other equity-based award granted to or held by any named executive officer were repriced or otherwise materially modified, including extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined, nor was there any waiver or modification of any specified performance target, goal or condition to payout, other than as described below.

Stock Awards - Restricted Stock Units

During the year ended December 31, 2022, Mr. Thom’s original RSU Agreement was amended. The amendment increased the amount of RSU’s granted from 11,500,000 to 13,225,000. The RSU’s are subject to certain conditions and shall vest upon the achievement of certain Company objectives and milestones.

Compensation Agreements

Messrs. Thom and Heaton are being compensated at the monthly rate of $16,500 and $13,750 respectively, pursuant to services agreements entered with each of them. Mr. Schiliro was being compensated at the monthly rate of $15,000 pursuant to services agreement in his capacity as Chief Operating Officer until his resignation from that position effective on February 28, 2022. Mr. Schiliro holds the non-officer position of Director of Operations with the Company with compensation at the rate of $16,500 per month.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth all outstanding equity awards held by our named executive officers as of December 31, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Brian Thom,	-	-	$-	-	13,225,000	$0.43
CEO

Kristofer Heaton,	-	-	$-	-
Principal Financial Officer					325,000	$0.71
					400,000	$1.00
					400,000	$1.20

_____________

(1)	Market value is based on the stock price on the day the Restricted Stock Unit agreement or amendment was entered into.

DIRECTOR COMPENSATION

The following table sets forth certain information concerning the compensation paid to our directors not named as an executive officer above for services rendered to us during the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) (2)	Option Awards	Total
Robert Denser	$-	$-	$-	$-

(1)

FASB ASC Topic 718 requires the company to determine the overall full grant date fair value of the restricted stock awards and options as of the date of grant based upon the Black-Scholes method of valuation which total amounts are set forth in the table above under the year of grant, and to then expense that value over the service period over which the restricted stock awards and options become vested. As a general rule, for time-in-service-based restricted stock awards and options, the company will immediately expense any restricted stock awards and option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the restricted stock awards and options. For a description FASB ASC Topic 718 and the assumptions used in determining the value of the restricted stock awards and options under the Black-Scholes model of valuation, see the notes to the financial statements included with this prospectus.

(2)

During the year ended December 31, 2022, the Board of Directors approved an RSU Agreement to grant 1,000,000 RSU’s to Mr. Denser, which vest according to certain performance conditions as discussed in the financial statements. The grant date fair value of the RSU’s granted assuming all performance conditions are met would be $430,000.

Cash Fees and Options

Currently the Company has no audit, compensation, corporate governance, nominating or other committee of the Board of Directors. No cash fees have been paid to board members for serving on the board.

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During the year ended December 31, 2022, the Board of Directors approved an RSU Agreement in which Robert Denser, Director was granted 1,000,000 RSU’s which are subject to certain conditions and shall vest upon the achievement of certain Company objectives and milestones.

Travel Expenses

All directors are entitled to be reimbursed for their reasonable out-of-pocket expenses associated with attending director and shareholder meetings in person.

Review of Risks Arising from Compensation Policies and Practices

We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and practices are not reasonably likely to have a material adverse effect on the Company.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Convertible Notes Payable

As of December 31, 2023 and 2022, convertible notes payable - related parties (net of debt discount) totaled $500,000 and $478,331 respectively.

During the year ended December 31, 2022, Brian Thom, the Company’s Chief Executive Officer, converted $372,000 of a loan payable balance to a convertible note payable. The unpaid accrued interest on the loan payable was transferred to the convertible note payable. The note had an interest rate of 10%, an original issue discount (“OID”) of 7% and had a maturity date of December 31, 2023. The note is convertible into common stock of the Company at $0.35 per share. In the event the Company issues any shares of common stock before the maturity date at a price that is lower than $0.35 per share, the conversion price shall be reduced to equal such lower issue price per share. The Company recorded $28,000 of a debt discount related to the OID. As of December 31, 2023 and December 31, 2022, the remaining unamortized debt discount was $0 and $16,998, respectively. Accrued interest associated with the note was $77,287 and $33,897 as of December 31, 2023 and 2022, respectively.

During the year ended December 31, 2022, Robert Denser, a Director of the Company, loaned the Company $93,000 through a convertible note. The note had an interest rate of 10%, an OID of 7% and had a maturity date of December 31, 2023. The note is convertible into common stock of the Company at $0.35 per share. In the event the Company issues any shares of common stock before the maturity date at a price that is lower than $0.35 per share, the conversion price shall be reduced to equal such lower issue price per share. The Company recorded $7,000 of a debt discount related to the OID. As of December 31, 2023 and December 31, 2022, the remaining unamortized debt discount was $0 and $4,671, respectively. Accrued interest associated with the note was $14,438 and $4,034 as of December 31, 2023 and 2022, respectively.

On December 15, 2023, the Company entered into amendments on the above convertible notes, which extended the maturity date to December 31, 2024 and increased the interest rate from 10% to 13%, effective January 1, 2024.

Interest expense - related party on the above convertible notes payable was $75,684 (including $21,669 of debt discount amortization related to the OID) and $36,531 (including $13,331 of debt discount amortization) during the year ended December 31, 2023 and 2022, respectively. Accrued interest - related party due to these convertible notes was $91,725 and $37,931, as of December 31, 2023 and 2022, respectively.

Loans Payable/Advances

As of December 31, 2023 and 2022, loans payable - related parties totaled $0 and $4,000, respectively.

During the year ended December 31, 2022, Mr. Thom loaned the Company $315,000 to pay for operating expenses. The loans had an interest rate of 10% and was due on demand. The Company repaid $118,000 in principal and $6,569 of accrued interest and $372,000 of principal was converted to a convertible note payable and any unpaid accrued interest was transferred to the convertible note payable as mentioned above. The outstanding principal balance and accrued interest owed to Mr. Thom on the loan payable was $0 as of December 31, 2022.

During the year ended December 31, 2022, Mr. Schiliro, loaned the Company $64,275 to pay for operating expenses. The loan had an interest rate of 10% and was due on demand. The Company repaid $108,275 in principal ($44,000 of principal was owed as of December 31, 2021) and $5,802 of accrued interest leaving a balance of $0 on the loan payable and accrued interest owed to Mr. Schiliro as of December 31, 2022.

During the year ended December 31, 2022, Kristofer Heaton, the Principal Financial Officer, loaned the Company $4,000 to pay for operating expenses. The loan had an interest rate of 10% and was due on demand. During the year ended December 31, 2023, the Company repaid $4,000 of principal and $446 of accrued interest leaving a balance of $0 as of December 31, 2023.

Interest expense - related party on the above loans was $222 and $25,292 during the years ended December 31, 2023 and 2022, respectively. Accrued interest - related party as of December 31, 2023 and 2022 was $0 and $224, respectively.

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Accrued Liabilities

As of December 31, 2023 and December 31, 2022, $134,750 and $127,500 of accrued compensation was due to the Company’s officers and management, respectively.

As of December 31, 2023 and December 31, 2022, $0 and $6,923 was owed to the Company’s officers and management for reimbursable expenses.

Equity Transactions

During the year ended December 31, 2022, the Company issued 300,000 shares of common stock each to Mr. Thom and Mr. Schiliro and 250,000 shares of common stock to Mr. Heaton for compensation in lieu of cash. The common stock had a total fair value of $344,250.

During the year ended December 31, 2022, the Company had accrued Mr. Thom’s 2022 first quarter compensation of $45,000 and during the second quarter of 2022, the Company issued 150,000 shares of common stock to Mr. Thom to settle the accrued compensation. The common stock had a fair value of $72,000 and the Company recorded $27,000 as a loss on settlement of debt.

During the year ended December 31, 2022, the Company had accrued Mr. Schiliro’s 2022 first quarter compensation of $45,000 and during the second quarter of 2022, the Company issued 150,000 shares of common stock to Mr. Schiliro for the accrued compensation. The common stock had a fair value of $72,000 and the Company recorded $27,000 as a loss on settlement of debt.

During the year ended December 31, 2022, the Company had accrued Mr. Heaton’s 2022 first quarter compensation of $37,500 and during the second quarter of 2022, the Company issued 125,000 shares of common stock to Mr. Heaton for the accrued compensation. The common stock had a fair value of $60,000 and the Company recorded $22,500 as a loss on settlement of debt.

During the year ended December 31, 2022, the Board of Directors approved an amendment to Mr. Thom’s RSU Agreement dated November 24, 2020. The amendment increased the number of RSU’s granted from 11,500,000 to 13,225,000. The RSU’s are subject to certain conditions and shall vest upon the achievement of certain Company objectives and milestones.

During the year ended December 31, 2022, the Board of Directors approved an RSU Agreement with Robert Denser, Director of the Board. The agreement grants Mr. Denser 1,000,000 RSU’s which are subject to certain conditions and shall vest upon the achievement of certain Company objectives and milestones.

During the year ended December 31, 2022, the Company acquired 2,228,115 shares of common stock from its former Chief Executive Officer.

During the year ended December 31, 2023, the Company issued 1,204,688 shares of common stock with a fair value of $271,031 to its officers and management for $218,250 of accrued compensation, which resulted in $52,781 being recorded as a loss on settlement of debt.

All of the foregoing issuances were in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and such securities were issued with a restrictive legend.

Director Independence

Robert Denser is deemed by management to be an independent director of the Company as that term is defined under Nasdaq Rule 5605(a)(2).

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

As of July 12, 2024, the Company had 248,233,222 shares of Common Stock outstanding. The only persons of record who presently hold or are known to own (or believed by the Company to own) beneficially more than 5% of the outstanding shares of such class of stock are listed below. The following table also sets forth certain information as to holdings of the Company’s Common Stock of all officers and directors individually, and all officers and directors as a group.

Name and Address of Beneficial Owner (1)	Number of Common Shares	Percentage
Officers and Directors
Brian Thom	1,054,671	*
Robert Denser	1,550,000	*
Kristofer Heaton	1,813,729	*
All directors and officers as a group (three persons)	4,418,400	1.8%
Stockholders
Wendy Beplate TTEE (2)	18,000,000	7.3%

___________

* Represents less than 1%

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is generally determined by voting powers and/or investment powers with respect to securities. Unless otherwise noted, all of such shares of common stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them. Such person or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity, which are exercisable within sixty (60) days from the date hereof, have been exercised or converted as the case may be, but not for the purposes of determining the number of outstanding shares held by any other named beneficial owner. All addresses for officers and directors are c/o United Health Products, Inc., 520 Fellowship Road, Suite #D-406, Mt. Laurel, NJ 08054.

(2)

Wendy Beplate and Douglas Beplate are beneficiaries of the Wendy Beplate TTEE (the “Beplate Trust”). Pursuant to the terms of the Beplate Trust, an independent trustee exercises the sole voting and dipositive control over the holdings therein. The address of the Beplate Trust is 12481 Persons Road, Bow, Washington 98232.

Stock Bonuses

The Company did not pay stock bonuses during the fiscal years ending December 31, 2023 and 2022.

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Securities Authorized for Issuance under Equity Compensation Plans

The following table shows information, as of December 31, 2023, regarding shares of the Company’s common stock authorized for issuance under its equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(c)
Equity compensation plans not approved by shareholders	47,665,000	(2)	-	475,000	(3)
Equity compensation plans approved by shareholders	-		-	-

(1)

The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and do not reflect the shares that will be issued upon the vesting of outstanding RSU awards, which have no exercise price.

(2)

This number includes the following: 47,665,000 shares subject to outstanding awards granted under individual Restricted Stock Unit Agreements, of which no shares were subject to outstanding options and 47,665,000 shares were subject to outstanding RSU awards.

(3)	This number includes 475,000 shares available for issuance under the 2019 Plan.

On October 30, 2019, the Board of Directors approved the 2019 Employee Benefit and Consulting Services Compensation Plan (the “2019 Plan”) which has 2,000,000 shares that may be issued under said Plan. The 2019 Plan provides for the direct issuance of shares of common stock and the granting of non-statutory stock options or incentive stock options on terms established by the Board of Directors or committee thereof. The Plan has not been approved by the Company’s stockholders. The Company approved the issuance of 1,525,000 shares in November 2019 to certain persons who were then consultants, officers and directors. The Company has not issued any options under this 2019 Plan. There are currently 475,000 shares available for issuance under this 2019 Plan.

Separate from the 2013 and 2019 Plan, the Board of Directors has approved individual Restricted Stock Unit Agreements with certain consultants, officers and directors (including now former officers and directors) which represent an unvested aggregate amount of 47,665,000 as of December 31, 2023 and 2022, respectively, which upon vesting will result in the issuance of common shares. These include RSUs issued to officers and directors (including now former officers and directors) as described under the section “Equity Transactions” above.

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SELLING SECURITY HOLDER

This prospectus covers the resale of up to 15,000,000 shares of our common stock issued or issuable to the selling security holder, which represents Purchase Notice Shares that may be sold to White Lion, at our direction under the CSPA. White Lion has agreed to invest up to $10,000,000 in the Company through a series of common stock purchases over a 36-month term. Subject to the terms and conditions set forth in the CSPA, the Company has the right, but not the obligation to sell to White Lion shares of the Company’s common stock having an aggregate value of $10,000,000. Under the CSPA the Company may, in its sole discretion, and subject to the satisfaction of certain conditions, deliver a series of purchase notices to White Lion for up to the $10,000,000 in value of our shares. As of the date of this prospectus, we have previously sold a total of 14,240,000 shares of Common Stock pursuant to the CSPA, which were registered for resale pursuant to the Prior Registration Statement on Form S-3, Registration No. 333-267310, in exchange for gross proceeds to the Company of approximately $3,000,000 and there remains $7,000,000 worth of shares of our Common Stock available for future sales to White Lion. This Registration Statement on Form S-1 registers an additional 15,000,000 shares of Common Stock for resale pursuant to the CSPA.

We are registering 15,000,000 shares in order to permit the selling security holder to offer the shares they purchase from us under the CSPA for resale from time to time.

The table below lists the selling security holder and other information regarding the “beneficial ownership” of the shares of common stock by the selling security holder. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of our common stock over which the selling security holder has sole or shared voting power or investment power and any shares of our common stock the selling security holder has the right to acquire within 60 days.

The selling security holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The second column indicates the number of shares of common stock beneficially owned by the selling security holder, based on its ownership as of July 12, 2024. The second column also assumes the purchase of all shares of stock to be acquired under the maximum number of securities to be sold by the Company to the selling security holder, without regard to any limitations on purchase described in this prospectus or in the CSPA.

The third column lists the shares of common stock being offered by this prospectus by the selling security holder.

The fourth column indicates the maximum amount of shares of common stock that would be beneficially owned by the selling security holder (assuming the sale of all shares offered hereby).

The fifth column indicates the percentage of shares of common stock that would be beneficially owned by the selling security holder (assuming the sale of all shares offered hereby).

This prospectus covers the resale of shares of our common stock being offered by the selling security holder and any securities issued or then issuable upon any full anti-dilution protection, stock split, dividend or other distribution, recapitalization or similar event with respect to the shares of common stock.

Because the issuance price of the common stock may be adjusted, the number of shares of common stock that will actually be issued upon issuance of the common stock may be more or less than the number of shares of common stock being offered by this prospectus. The selling security holder can offer all, some or none of its shares of common stock, thus the number of shares of common stock it will hold after this offering is indeterminate. However, as stated above, the fourth and fifth columns assume that the selling security holder will sell all shares of common stock covered by this prospectus. See “Plan of Distribution.”

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Selling Security Holder	Number of Shares Beneficially Owned Before Offering(2)	Number of Shares Being Offered (3)	Maximum Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering (%)
White Lion Capital, LLC (1)	-	15,000,000	0	0

(1)

Nathan Yee exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by White Lion. White Lion Capital LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

(2)

In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that White Lion may be required to purchase under the CSPA because the issuance of such shares is solely at our discretion and subject to conditions, which are outside of White Lion’s control, including, but not limited to, the Registration Statement (of which this prospectus is a part) becoming and remaining effective. Additionally, the purchase price to be paid by White Lion for such shares is subject to certain agreed upon threshold limitations set forth in the CSPA.

(3)

Although the CSPA provides that we may sell up to $10,000,000 of our common stock to White Lion (of which approximately $2,980,000 of shares have previously been sold to White Lion), we are only registering 15,000,000 shares of our common stock for resale under this prospectus, which represents the Purchase Notice Shares that may be sold to White Lion, at our direction under the CSPA. In connection with the CSPA, depending on the price per share that we sell our common stock to White Lion, we may need to sell more shares of our common stock than are registered for resale under this prospectus. If we chose to do so, we must first register for resale the additional shares. The total number of shares that White Lion offers for resale will depend upon the number of shares we ultimately sell to White Lion pursuant to the CSPA.

Purchases of our common stock by the selling security holder will be limited under the CSPA to the extent that the selling security holder together with its affiliates and attribution parties, may not beneficially own a number of shares of our common stock which would exceed 4.99% of our then outstanding shares of common stock following such purchase.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock that are issuable to the selling security holder under the CSPA, to permit the resale of these shares of common stock by the selling security holder from time to time after the date of this prospectus. The registered common stock may be sold or distributed from time to time by the selling security holder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market price prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The selling security holder may use any one or more of the following methods when selling securities:

•	ordinary broker’s transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions;

•	any combination of the foregoing; or

•	any method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The selling security holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

White Lion, the selling security holder, may use an unaffiliated broker-dealer to effectuate some or all sales, if any, of the common stock that it may purchase from us pursuant to the CSPA. These sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling security holder and/or purchasers of our Common Stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor selling stockholder can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between the selling security holder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus.

We will pay a portion of the expenses incident to the registration, offering, and sale of the shares to White Lion.

White Lion has agreed in the CSPA, that no short sale of our common stock will be permitted by White Lion or its affiliates.

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We have advised White Lion that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling security holder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by White Lion or upon the termination of the CSPA, whichever occurs sooner.

The selling security holder and any broker-dealers or agents that are involved in selling the securities may be deemed “underwriters” within the meaning of the Securities Act in connection with such sales. Any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling security holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Because the selling security holder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling security holder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the selling security holder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of our capital stock as of the date of this prospectus. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our certificate of incorporation and our bylaws. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents. The summary below is also qualified by applicable provisions of Nevada law.

Common Stock

We are authorized to issue 300,000,000 shares of common stock, par value $0.001 per share. As of July 12, 2024 we had 248,233,222 shares of common stock issued and outstanding and approximately 401 common stockholders of record.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, out of funds that we may legally use to pay dividends, subject to any preferential dividend rights of any outstanding series of preferred stock or series of preferred stock that we may designate and issue in the future. All shares of common stock outstanding as of the date of this prospectus and, upon issuance and sale, all shares of common stock that we may offer pursuant to this prospectus, will be fully paid and nonassessable.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock. Our Board of Directors is authorized to cause us to issue, from our authorized but unissued shares of preferred stock, one or more series of preferred stock, to establish from time to time the number of shares to be included in each such series, as well as to fix the designation and any preferences, conversion and other rights and limitations of such series. These rights and limitations may include voting powers, limitations as to dividends, and qualifications and terms and conditions of redemption of the shares of each such series. Our Board of Directors has designated 1,000,000 shares of the authorized preferred stock as Series A Convertible Preferred Stock. As of the date of this prospectus, no shares of our preferred stock were outstanding.

Trading Market

Our Company is currently quoted as Pink Current Information on the OTCMarkets platform, under the stock symbol “UEEC”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Co. Its address is 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119, United States; Telephone: (800) 785-7782.

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CERTAIN PROVISIONS OF NEVADA LAW AND OF THE COMPANY’S CERTIFICATE OF

INCORPORATION AND BYLAWS

United Health Products, Inc. is incorporated under the laws of the State of Nevada and is generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (a) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (b) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation adopt the statutory standard for exculpation of our officers and directors from individual liability for their acts or omissions as an officer or director.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (a) is not liable pursuant to NRS 78.138, or (b) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Generally, indemnification under Section 78.7502 is discretionary and may be made by the corporation only as authorized in each specific case upon a determination that the indemnification is proper under the circumstances. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses.

Section 78.751 of the NRS requires a Nevada company to indemnify its officers and directors to the extent such person is successful on the merits or otherwise in defense of (a) any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or (b) any claim, issue or matter therein, against expenses incurred by them in defending the action, including attorney’s fees. Unless restricted by the articles of incorporation, the bylaws, or agreement, the corporation may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. The articles of incorporation, the bylaws, or agreement may require the corporation to pay such expenses upon receipt of such an undertaking.

Indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751 (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person. The foregoing notwithstanding, indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses upon undertaking as provided in 78.751(2), may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification is provided.

48

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our articles of incorporation and bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our articles of incorporation and bylaws also provide that we may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

LEGAL MATTERS

The validity of the shares being offered under this prospectus by us will be passed upon for us by Ruskin Moscou Faltischek, P.C., Uniondale, New York.

EXPERTS

The financial statements of United Health Products, Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, included in this prospectus, have been audited by Mac Accounting Group & CPAs, LLP, independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the Registration Statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the Registration Statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to the Registration Statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement. Each of these statements is qualified in all respects by this reference.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the Registration Statement, on the SEC’s website at http://www.sec.gov.

We also maintain a website at www.unitedhealthproductsinc.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 520 Fellowship Road, Suite #D-406, Mt. Laurel, NJ; telephone number (475) 755-1005.

49

F-1

    UNITED HEALTH PRODUCTS, INC.

Condensed Balance Sheets

	March 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$80,882	$95,420
Inventory	33,598	33,598
Prepaid and other current assets	15,172	22,804
Total current assets	129,652	151,822

Deferred offering costs	-	21,051
Operating lease right-of-use asset	69,430	76,520
Security deposit	2,850	2,850
Patents, net	31,388	32,400

TOTAL ASSETS	$233,320	$284,643

Current Liabilities
Accounts payable and accrued expenses	$975,271	$987,567
Accrued liabilities - related parties	275,956	226,475
Operating lease liability - current	30,277	28,838
Convertible notes payable, net of debt discount	207,500	207,500
Convertible notes payable – related party, net of debt discount	500,000	500,000
Total current liabilities	1,989,004	1,950,380

Operating lease liability – long-term	40,306	48,489
TOTAL LIABILITIES	2,029,310	1,998,869

Commitments and Contingencies	-	-

Stockholders’ Deficit
Series A Convertible Preferred Stock - $0.001 par value, 1,000,000 shares Authorized and 0 shares issued and outstanding	-	-
Common Stock - $0.001 par value, 300,000,000 shares Authorized, 246,833,222 and 244,783,222 shares issued and outstanding at March 31, 2024 and December 31, 2023	246,833	244,783
Additional Paid-In Capital	75,108,325	74,740,201
Accumulated Deficit	(77,151,148)	(76,699,210)
Total Stockholders’ Deficit	(1,795,990)	(1,714,226)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$233,320	$284,643

See notes to unaudited condensed financial statements.

F-2

UNITED HEALTH PRODUCTS, INC.

Condensed Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023

Revenues	$-	$-

Operating Costs and Expenses
Selling, general and administrative expenses	309,543	835,299
Research and development	115,551	218,676
Total Operating Expenses	425,094	1,053,975

Income/(Loss) from Operations	(425,094)	(1,053,975)

Other Income (Expense)
Interest expense	(7,613)	(8,327)
Interest expense – related party	(19,231)	(19,466)
Loss on settlement of debt	-	(60,938)

Total Other Income (Expense)	(26,844)	(88,731)

Net Income/(Loss)	$(451,938)	$(1,142,706)

Net Loss per Common Share:
Basic and diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding	245,750,804	233,295,951

See notes to unaudited condensed financial statements.

F-3

UNITED HEALTH PRODUCTS, INC

Condensed Statement of Stockholders’ Deficiency

Three Months Ended March 31, 2024 and March 31, 2023

(Unaudited)

			Additional
	Common Stock		Paid-in	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total

Balance at December 31, 2022	230,871,034	$230,871	$71,830,695	$(50,550)	$(74,075,943)	$(2,064,927)

Sale of common stock	2,535,000	2,535	522,770	50,550	-	575,855

Common stock issued to settle accrued liabilities – related party	637,500	638	168,300	-	-	168,938

Common stock issued to settle accrued liabilities	300,000	300	79,200	-	-	79,500

Common stock issued for a stock subscription receivable	400,000	400	71,317	(71,717)	-	-

Common stock issued for litigation settlement	1,850,000	1,850	460,650	-	-	462,500

Amortization of deferred offering costs	-	-	(55,371)	-	-	(55,371)

Net Loss	-	-		-	(1,142,706)	(1,142,706)

Balance at March 31, 2023	236,593,534	$236,594	$73,077,561	$(71,717)	$(75,218,649)	$(1,976,211)

F-4

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2023	244,783,222	$244,783	$74,740,201	$(76,699,210)	$(1,714,226)

Sale of common stock	2,050,000	2,050	389,175	-	391,225

Amortization of deferred offering costs	-	-	(21,051)	-	(21,051)

Net Loss	-	-	-	(451,938)	(451,938)

Balance at March 31, 2024	246,833,222	$246,833	$75,108,325	$(77,151,148)	$(1,795,990)

See notes to unaudited condensed financial statements.

F-5

 UNITED HEALTH PRODUCTS, INC.

Condensed Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023

Cash Flows from Operating Activities:
Net (Loss)	$(451,938)	$(1,142,706)
Adjustments to Reconcile Net (Loss) to Net Cash Used In Operating Activities:
Amortization of debt discount	-	8,775
Amortization expense	1,012	1,012
Amortization of right-of-use asset	346	-
Stock issued for litigation settlement	-	462,500
Loss on settlement of debt	-	60,938
Changes in assets and liabilities:
Inventory	-	1,132
Prepaid and other current assets	7,632	7,684
Accounts payable and accrued expenses	(12,296)	28,643
Accrued liabilities – related party	49,481	123,881
Accrued litigation settlement	-	(100,000)
Net Cash Used In Operating Activities	(405,763)	(548,141)

Cash Flows from Investing Activities:
Net Cash Used in Investing Activities	-	-

Cash Flows from Financing Activities:
Repayments on loan payable	-	(9,136)
Payment of offering costs	(4,200)	(3,000)
Proceeds from sale of common stock	395,425	578,855
Net Cash Provided by Financing Activities	391,225	566,719

Increase (Decrease) in Cash and Cash Equivalents	(14,538)	18,578
Cash and Cash Equivalents – Beginning of period	95,420	13,377

CASH AND CASH EQUIVALENTS – END OF PERIOD	$80,882	$31,955

Supplemental cash flow information:
Cash paid for interest	$-	$15
Cash paid for income taxes	$-	$-

Non-cash Investing & Financing Activities:
Common stock issued for subscription receivable	$-	$71,717
Amortization of deferred offering costs	$21,051	$55,371
Accounts payable and accrued expenses paid with a promissory note payable	$-	$10,000
Common stock issued to settle accrued liabilities – related party	$-	$127,500
Common stock issued to settle accrued liabilities	$-	$60,000

See notes to unaudited condensed financial statements.

F-6

UNITED HEALTH PRODUCTS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE QUARTERS ENDED MARCH 31, 2024 AND 2023

(Unaudited)

Note 1. Organization and Basis of Preparation

United Health Products, Inc. (the “Company”) develops, manufactures, and markets a patented hemostatic gauze for the healthcare and wound care sectors. Our gauze product, HemoStyp®, is a neutralized, oxidized, regenerated cellulose derived from cotton and designed to absorb exudate/drainage from superficial wounds and help control bleeding. The Company in the process of seeking regulatory approval to sell our HemoStyp product line into the U.S. Class III, European Union CE Mark and Canadian human surgical markets.

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), including the instructions to Form 10-Q and Regulation S-X. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), have been condensed or omitted from these statements pursuant to such rules and regulations and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements and should be read in conjunction with our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024.

In the opinion of management, all adjustments, which are of a normal recurring nature, considered necessary for the fair presentation of financial statements for the interim period, have been included.

Note 2. Significant Accounting Policies

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred recurring net losses, negative working capital and operations have not provided cash flows. Additionally, the Company does not currently have sufficient revenue producing operations to cover its operating expenses and meet its current obligations. In view of these matters, there is substantial doubt about the Company’s ability to continue as a going concern. The Company intends to finance its future development activities and its working capital needs largely from the sale of equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

F-7

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reported period. Changes in the economic environment, financial markets, as well as in the healthcare industry, and any other parameters used in determining these estimates, could cause actual results to differ.

Fair Value Measurements

Accounting principles generally accepted in the United States define fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Additionally, the inputs used to measure fair value are prioritized based on a three-level hierarchy. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices included in Level 1. We value assets and liabilities included in this level using dealer and broker quotations, bid prices, quoted prices for similar assets and liabilities in active markets, or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2024 and December 31, 2023. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

 Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the sale of its HemoStyp product by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

The Company receives orders for its HemoStyp products directly from its customers. Revenues are recognized based on the agreed upon sales or transaction price with the customer when control of the promised goods are transferred to the customer. The transfer of goods to the customer and satisfaction of the Company’s performance obligation will occur either at the time when products are shipped or when the products arrive and are received by the customer. No discounts are currently offered by the Company. The Company does not provide an estimate for returns as there is no anticipation for any returns in the normal course of business.

Trade Accounts Receivable and Concentration Risk

We record accounts receivable at the invoiced amount and we do not charge interest. We review the accounts receivable by amounts due from customers that are past due, to identify specific customers with known disputes or collectability issues. In determining the amount of the reserve, we make judgments about the creditworthiness of significant customers based on ongoing credit evaluations. We will also maintain a sales allowance to reserve for potential credits issued to customers. We will determine the amount of the reserve based on historical credit issued.

There were no provisions for doubtful accounts recorded at March 31, 2024 and December 31, 2023. The Company recorded $0 in bad debt expense for the three month periods ended March 31, 2024 and 2023.

F-8

Inventory

Inventory is valued at the lower of cost or net realizable value using the first-in, first-out (FIFO) method. Inventory on the balance sheet consists of work-in process.

	March 31, 2024	December 31, 2023
Finished goods	$33,598	$33,598
Total inventory	$33,598	$33,598

During the three months ended March 31, 2024 and 2023, the Company determined that $0 needed to be impaired and written-off.

Stock Based Compensation

The Company accounts for stock-based compensation under the provisions of ASC 718, Compensation-Stock Compensation. Stock-based compensation expense for employees and non-employees is measured at the grant date fair value.

Per Share Information

Basic earnings per share are calculated using the weighted average number of common shares outstanding for the period presented. Diluted earnings per share is computed using the weighted-average number of common shares and, if dilutive, potential common shares outstanding during the period. The dilutive effect of potential common shares is not reflected in diluted earnings per share because the Company incurred net losses for the three months ended March 31, 2024 and the three months ended March 31, 2023 and the effect of including these potential common shares in the net loss per share calculations would be anti-dilutive.

The total potential common shares as of March 31, 2024 included 47,665,000 of restricted stock units, 3,842,491 shares for convertible notes payable – related parties and 1,521,145 shares for convertible notes payable. The total potential common shares as of March 31, 2023 included 47,665,000 of restricted stock units, 3,046,296 shares for convertible notes payable – related parties and 1,205,955 shares for convertible notes payable.

F-9

Patents

Patents are stated on the balance sheet at cost. Costs, such as filing fees with patent granting agencies and legal fees directly relating to those filings, incurred to file patent applications were capitalized when the Company believed that there was a high likelihood that the patent would be issued and there would be future economic benefit associated with the patent. These costs were amortized from the date of the patent application on a straight-line basis over the estimated useful life of 10 years. All costs associated with any abandoned patent applications are expensed.

Accumulated amortization as of March 31, 2024 and December 31, 2023 was $9,112 and $8,100, respectively. Amortization expense for the three months ended March 31, 2024 and 2023 was $1,012 and $1,012, respectively.

Future Amortization Expense

Year	Amount
2024 (remaining)	$3,036
2025	4,050
2026	4,050
2027	4,050
2028	4,050
Thereafter	12,152
$31,388

Impairment of Long-lived Assets

The Company applies the provisions of ASC 360, Property, Plant and Equipment, where applicable to all long-lived assets. ASC 360 addresses accounting and reporting for impairment and disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

When long-lived assets are sold or retired, the related cost and accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the results of operations. During the three months ended March 31, 2024 and 2023, the Company determined no impairment was required.

F-10

Deferred Offering Costs

Deferred offering costs represent specific incremental costs directly attributable to the offering of securities. The deferred offering costs are recorded as an offset to additional paid-in capital and charged against the proceeds received.

Advertising and Marketing Costs

Advertising and marketing expenses are expensed as incurred. The Company incurred $31,008 and $30,368 in advertising and marketing costs during the three months ended March 31, 2024 and 2023, respectively.

Research and Development

The Company charges research and development costs to expense when incurred. The Company incurred $115,551 and $218,676 in research and development expenses during the three months ended March 31, 2024 and 2023, respectively.

Leases

The Company follows the provisions of ASC 842, and records right-of-use (“ROU”) assets and lease obligations for its operating leases, which are initially recognized based on the discounted future lease payments over the term of the lease. If the rate implicit in the Company's leases is not readily determinable, the Company's applicable incremental borrowing rate is used in calculating the present value of the sum of the lease payments.

The lease term is defined as the non-cancelable period of the lease plus any options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option. The Company has elected not to recognize ROU asset and lease obligations for its short-term leases, which are defined as leases with an initial term of 12 months or less.

Reclassification

Certain accounts from prior periods have been reclassified to conform to the current period presentation.

New Accounting Pronouncements

The Company considers all new pronouncements and management has determined that there have been no recently adopted or issued accounting standards that had or will have a material impact on its financial statements.

F-11

Note 3. Related Party Transactions

Convertible notes payable - related parties

During the year ended December 31, 2022, Brian Thom, the Company’s Chief Executive Officer, converted $372,000 of a loan payable balance to a convertible note payable. The unpaid accrued interest on the loan payable was transferred to a convertible note payable. The note had an interest rate of 10%, an original issue discount (“OID”) of 7% and had a maturity date of December 31, 2023. On December 15, 2023, the Company entered into an amendment on the convertible note, which extended the maturity date to December 31, 2024 and increased the interest rate from 10% to 13%, effective January 1, 2024.

The note is convertible into common stock of the Company at $0.35 per share. In the event the Company issues any shares of common stock before the maturity date at a price that is lower than $0.35 per share, the conversion price shall be reduced to equal such lower issue price per share. The Company recorded $28,000 of a debt discount related to the OID. As of March 31, 2024 and December 31, 2023, the remaining unamortized debt discount was $0, respectively. Accrued interest associated with the note was $92,799 and $77,287 as of March 31, 2024 and December 31, 2023, respectively.

During the year ended December 31, 2022, Robert Denser, a Director of the Company, loaned the Company $93,000 through a convertible note. The note had an interest rate of 10%, an OID of 7% and had a maturity date of December 31, 2023. On December 15, 2023, the Company entered into an amendment on the convertible note, which extended the maturity date to December 31, 2024 and increased the interest rate from 10% to 13%, effective January 1, 2024.

The note is convertible into common stock of the Company at $0.35 per share. In the event the Company issues any shares of common stock before the maturity date at a price that is lower than $0.35 per share, the conversion price shall be reduced to equal such lower issue price per share. The Company recorded $7,000 of a debt discount related to the OID. As of March 31, 2024 and December 31, 2023, the remaining unamortized debt discount was $0, respectively. Accrued interest associated with the note was $18,157 and $14,438 as of March 31, 2024 and December 31, 2023, respectively.

Interest expense – related party on convertible notes payable was $19,231 (including $0 of debt discount amortization related to the OID) and $19,466 (including $5,912 of debt discount amortization related to the OID) during the three months ended March 31, 2024 and 2023, respectively. Accrued interest – related party due to these convertible notes was $110,956 and $91,725, as of March 31, 2024 and December 31, 2023, respectively.

Accrued liabilities – related parties

As of March 31, 2024 and December 31, 2023, $165,000 and $134,750 of accrued compensation was due to the Company’s officers and management, respectively.

F-12

Note 4. Convertible Notes

During the year ended December 31, 2022, the Company issued a $100,000 convertible note and a $107,500 convertible note and received total proceeds of $192,975.  The notes had an interest rate of 10%, an OID of 7% and had a maturity date of December 31, 2023. On December 15, 2023, the Company entered into an amendment on the convertible notes, which extended the maturity date to December 31, 2024 and increased the interest rate from 10% to 13%, effective January 1, 2024.

The notes are convertible into common stock of the Company at $0.35 per share.  In the event the Company issues any shares of common stock before the maturity date at a price that is lower than $0.35 per share, the conversion price shall be reduced to equal such lower issue price per share. The Company recorded $14,525 of a debt discount related to the OID. As of March 31, 2024 and December 31, 2023, the remaining unamortized debt discount was $0, respectively.

Interest expense on the above convertible notes payable was $7,613 (including $0 of debt discount amortization related to the OID) and $8,187 (including $2,863 of debt discount amortization related to the OID) during the three months ended March 31, 2024 and 2023, respectively.  Accrued interest as of March 31, 2024 and December 31, 2023 was $34,362 and $26,749, respectively, and has been recorded in accrued liabilities on the balance sheet.

Note 5. Issuances of Securities

Share issuances 2023

During the three months ended March 31, 2023, the Company had the following common stock transactions:

•

637,500 shares of common stock with a fair value of $168,938 were issued to officers and management of the Company to settle $127,500 of accrued liabilities resulting in a loss on settlement of debt of $41,438.

•	300,000 shares of common stock with a fair value of $79,500 were issued to consultants to settle $60,000 of accrued liabilities resulting in a loss on debt settlement of $19,500.
•

2,535,000 shares of common stock were sold for $575,855, net of legal and administrative fees of $3,000 and which included a payment of $50,550 for a subscription receivable, under the Company’s common stock purchase agreement with White Lion. White Lion also purchased 400,000 shares for proceeds of $71,717 which were received in April 2023 and is shown as a subscription receivable in the balance sheet as of March 31, 2023.

•	1,850,000 shares of common stock with a fair value of $462,500 were issued to settle litigation (see Note 6).

Share issuances 2024

During the three months ended March 31, 2024, the Company had the following common stock transactions:

•	2,050,000 shares of common stock were sold for $391,225, net of legal and administrative fees of $4,200, under the Company’s common stock purchase agreement with White Lion.

Restricted stock units

As of March 31, 2024 and December, 31, 2023, the Company has 47,665,000 restricted stock units (RSU) outstanding. The RSU’s are subject to certain conditions and shall vest upon the achievement of certain Company objectives and milestones.

Management is unable to predict if or when a Covered Transaction or Triggering Event under the RSU Agreements governing the restricted stock units will occur and as of March 31, 2024, there was $25,313,630 of unrecognized compensation cost related to unvested restricted stock unit awards.

F-13

Activity related to our restricted stock units during the three months ended March 31, 2024 was as follows:

Weighted
Average
Grant
	Number of	Date Fair
	Units	Value
Total awards outstanding at December 31, 2023	47,665,000	$0.54
Units granted	-	$-
Units Exercised/Released	-	$-
Units Cancelled/Forfeited	-	$-
Total awards outstanding at March 31, 2024	47,665,000	$0.54

Note 6. Litigation

Effective as of March 31, 2023, a 2018 lawsuit filed by Philip Forman, against the Company and its former CEO relating to the validity of a June 25, 2015 Amendment to his November 10, 2014 Employment Agreement with the Company and claims for compensation on termination of his employment was settled. In the settlement, as full and complete consideration, the Company issued to Mr. Forman 1,850,000 shares of common stock of the Company with a fair value of $462,500.

Note 7. Leases

In May 2023, the Company entered into 36-month operating lease, which provides for approximately 1,800 square feet of office space, that commenced on June 1, 2023 and ends on May 31, 2026. The lease required a $2,850 security deposit and monthly lease payments are $2,850 the first year of the lease, $2,964 the second year and $3,082 the third year. The Company or landlord may terminate the lease at the expiration date by giving to the other party written notice at least ninety (90) days prior to the expiration date. The lease may be renewed for a term of one (1) year.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. On the commencement date of the lease, the Company recorded $92,425 related to the ROU asset and lease liability.

F-14

The components of lease expense and supplemental cash flow information related to the lease for the period are as follows:

Three Months Ended March 31, 2024
Lease Cost
Operating lease cost (included in general and administrative in the Company’s statement of operations)	$8,896

Other Information
Cash paid for amounts included in the measurement of lease liabilities for the three months ended March 31, 2024	$8,550
Weighted average remaining lease term – operating leases (in years)	2.17 years
Average discount rate – operating lease	10%

The supplemental balance sheet information related to leases for the period is as follows:

	At March 31, 2024	At December 31, 2023
Operating leases
Remaining right-of-use assets	$69,430	$76,520

Short-term operating lease liabilities	$30,277	$28,838
Long-term operating lease liabilities	$40,306	$48,489
Total operating lease liabilities	$70,583	$77,327

Maturities of the Company’s undiscounted lease liabilities are as follows:

Year Ending	Operating Leases
2024 (Remaining)	$26,448
2025	36,394
2026	15,410
Total lease payments	78,252
Less: Imputed interest/present value discount	(7,669)
Present value of lease liabilities	$70,583

Note 8. Subsequent Events

The Company has evaluated events from March 31, 2024, through the date whereupon the financial statements were issued and has determined that there are no material events that need to be disclosed except as follows:

The Company sold 1,100,000 shares of common stock to White Lion for net proceeds of $183,082 after $1,800 of administrative fees were deducted.

F-15

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

United Health Products, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of United Health Products, Inc. as of December 31, 2023 and 2022, and the related statement of operations, stockholders’ deficiency, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Untied Health Products, Inc. as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to United Health Products, Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. United Health Products, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Mac Accounting Group & CPAs, LLP

We have served as United Health Products, Inc.'s auditor since 2019.

Midvale, Utah

April 1, 2024

F-16

    UNITED HEALTH PRODUCTS, INC.

Balance Sheets

	December 31,	December 31,
	2023	2022

ASSETS
Current Assets
Cash and Cash Equivalents	$95,420	$13,377
Inventory	33,598	34,730
Prepaid and other current assets	22,804	22,932
Total current assets	151,822	71,039

Deferred offering costs	21,051	243,039
Operating lease right-of-use asset	76,520	-
Security deposit	2,850	-
Patents, net	32,400	36,450

TOTAL ASSETS	$284,643	$350,528

Current Liabilities
Accounts payable and accrued expenses	$987,567	$1,255,232
Accrued liabilities - related parties	226,475	172,579
Accrued litigation settlement	-	300,000
Operating lease liability - current	28,838	-
Promissory note payable	-	9,136
Loans payable – related parties	-	4,000
Convertible notes payable, net of debt discount	207,500	196,177
Convertible notes payable – related party, net of debt discount	500,000	478,331
Total current liabilities	1,950,380	2,415,455

Operating lease liability – long-term	48,489	-
TOTAL LIABILITIES	1,998,869	2,415,455

Commitments and Contingencies	-	-

Stockholders’ Deficit
Series A Convertible Preferred Stock - $0.001 par value, 1,000,000 shares Authorized and 0 shares issued and outstanding	-	-
Common Stock - $0.001 par value, 300,000,000 shares Authorized, 244,783,222 and 230,871,034 shares issued and outstanding at December 31, 2023 and December 31, 2022	244,783	230,871
Subscription Receivable	-	(50,550)
Additional Paid-In Capital	74,740,201	71,830,695
Accumulated Deficit	(76,699,210)	(74,075,943)
Total Stockholders' Deficit	(1,714,226)	(2,064,927)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$284,643	$350,528

See notes to financial statements.

F-17

UNITED HEALTH PRODUCTS, INC

Statements of Operations

	2023	2022

Revenues	$-	$37,500
Cost of sales	-	18,644
Gross profit	-	18,856

Operating Costs and Expenses
Selling, general and administrative expenses	1,827,729	2,196,331
Research and development expenses	598,810	624,564
Total Operating Expenses	2,426,539	2,820,895

Loss from Operations	(2,426,539)	(2,802,039)

Other income (expenses)
Interest expense	(40,512)	(17,022)
Interest expense – related party	(75,684)	(61,823)
Loss on settlement of debt	(80,532)	(209,598)
Other income	-	1,402,981
Total Other Income (Expense)	(196,728)	1,114,538

Income tax expense	-	-

Net Loss	$(2,623,267)	$(1,687,501)

Net Loss per common share:
Basic and diluted	$(0.01)	$(0.01)

Weighted average number of shares outstanding	239,080,282	229,718,142

See notes to financial statements.

F-18

UNITED HEALTH PRODUCTS, INC

Statement of Stockholders’ Deficiency

For the Years Ended December 31, 2023 and 2022

			Additional
	Common Stock		Paid-in	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total

Balance at December 31, 2021	228,667,229	$228,667	$71,017,881	$-	$(72,388,442)	$(1,141,894)

Issuance of common stock for services and compensation	1,170,000	1,170	482,280	-	-	483,450

Sale of common stock, net of $26,200 of offering costs	579,028	579	149,108	-	-	149,687

Common stock repurchased and cancelled	(2,478,115)	(2,478)	(856,303)	-	-	(858,781)

Common stock issued for commitment fee	757,576	758	249,242	-	-	250,000

Common stock issued to settle accrued liabilities – related party	425,000	425	203,575	-	-	204,000

Common stock issued to settle accrued liabilities	672,919	673	253,328	-	-	254,001

Common stock issued for conversion of convertible notes payable and accrued interest	827,397	827	288,245	-	-	289,072

Common stock issued for a stock subscription receivable	250,000	250	50,300	(50,550)	-	-

Amortization of deferred offering costs	-	-	(6,961)	-	-	(6,961)

Net Loss	-	-	-	-	(1,687,501)	(1,687,501)

Balance at December 31, 2022	230,871,034	230,871	71,830,695	(50,550)	(74,075,943)	(2,064,927)

Sale of common stock, net of $18,000 of offering costs	10,145,000	10,145	2,247,979	50,550	-	2,308,674

Common stock issued to settle accrued liabilities – related party	1,204,688	1,204	269,827	-	-	271,031

Common stock issued to settle accrued liabilities	712,500	713	153,038	-	-	153,751

Common stock issued for litigation settlement	1,850,000	1,850	460,650	-	-	462,500

Amortization of deferred offering costs	-	-	(221,988)	-	-	(221,988)

Net Loss	-	-	-	-	(2,623,267)	(2,623,267)

Balance at December 31, 2023	244,783,222	$244,783	$74,740,201	$-	$(76,699,210)	$(1,714,226)

See notes to financial statements.

F-19

  UNITED HEALTH PRODUCTS, INC

Statements of Cash Flows

	2023	2022

Cash Flows from Operating Activities:
Net Loss	$(2,623,267)	$(1,687,501)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Stock for services and compensation	-	483,450
Loss on settlement of debt	80,532	209,598
Amortization of right-of-use asset	807	-
Stock issued for litigation settlement	462,500	-
Amortization of debt discount	32,992	16,533
Amortization expense	4,050	4,050
Stock received as other income	-	(808,781)
Changes in assets and liabilities:
Inventory	1,132	(34,730)
Prepaid and other current assets	128	(17,932)
Accounts payable and accrued expenses	(131,665)	638,721
Accrued litigation settlement	(300,000)	280,000
Accrued liabilities – related party	272,146	296,872
Net Cash Used In Operating Activities	(2,200,645)	(619,720)

Cash Flows from Investing Activities:
Purchase of patents	-	(40,500)
Security deposit	(2,850)	-
Net Cash Used In Investing Activities	(2,850)	(40,500)

Cash Flows from Financing Activities:
Repayment on loan payable - related parties	(4,000)	(226,275)
Proceeds from loan payable - related parties	-	383,275
Repayments on loan payable	(19,136)	(90,864)
Repurchase of common stock	-	(50,000)
Proceeds from convertible notes payable – related party	-	93,000
Proceeds from convertible notes payable	-	392,975
Payment of offering costs	(17,400)	(26,200)
Proceeds from sale of common stock	2,326,074	175,887
Net Cash Provided By Financing Activities	2,285,538	651,798

Increase (decrease) in Cash and Cash Equivalents	82,043	(8,422)
Cash and Cash Equivalents - Beginning of period	13,377	21,799

CASH AND CASH EQUIVALENTS - END OF PERIOD	$95,420	$13,377

Supplemental cash flow information:
Cash paid for interest	$703	$12,871
Cash paid for income taxes	$-	$-

Schedule of Non-Cash Financing Activities:
Cancellation of common stock	$-	$250
Common stock issued for commitment fee	$-	$250,000
Common stock issued to settle accrued liabilities – related party	$218,250	$127,500
Common stock issued to settle accounts payable and accrued liabilities	$126,000	$203,126
Accounts payable and accrued expenses paid with promissory note payable	$10,000	$-
Accrued litigation settlement paid with loan payable	$-	$100,000
Initial recognition of operating lease right-of-use asset and operating lease liability	$92,425	$-
Loans payable – related party converted to convertible notes payable – related party	$-	$372,000
Common stock issued for conversion of convertible notes payable and accrued interest	$-	$206,849
Common stock issued for subscription receivable	$-	$50,550
Debt discount related to original issue discount	$-	$49,525
Amortization of deferred offering costs	$221,988	$6,961

See notes to financial statements.

F-20

UNITED HEALTH PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 1. Description of the Business

United Health Products, Inc. (the “Company”) develops, manufactures, and markets a patented hemostatic gauze for the healthcare and wound care sectors. Our gauze product, HemoStyp®, is a neutralized, oxidized, regenerated cellulose derived from cotton and designed to absorb exudate/drainage from superficial wounds and help control bleeding. The Company in the process of seeking regulatory approval to sell our HemoStyp product line into the U.S. Class III, European Union CE Mark and Canadian human surgical markets.

Note 2. Significant Accounting Policies

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred recurring net losses, negative working capital and operations have not provided cash flows. Additionally, the Company does not currently have sufficient revenue producing operations to cover its operating expenses and meet its current obligations. In view of these factors, there is substantial doubt about the Company's ability to continue as a going concern. The Company intends to finance its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital and other business requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Basis of Presentation

The Company prepares its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reported period. Changes in the economic environment, financial markets, as well as in the healthcare industry, and any other parameters used in determining these estimates, could cause actual results to differ.

Cash and Cash Equivalents

The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

F-21

Fair Value Measurements

Accounting principles generally accepted in the United States define fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Additionally, the inputs used to measure fair value are prioritized based on a three-level hierarchy. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices included in Level 1. We value assets and liabilities included in this level using dealer and broker quotations, bid prices, quoted prices for similar assets and liabilities in active markets, or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2023 and 2022. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Income Taxes

The Company accounts for income taxes using a method that requires recognition of deferred tax assets and liabilities for expected future tax consequences of temporary differences that currently exist between tax bases and financial reporting bases of the Company’s assets and liabilities which is commonly known as the asset and liability method. In assessing the ability to realize deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company evaluates its tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are ‘‘more-likely-than-not’’ of being sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are recorded as an expense in the applicable year. The Company does not have a liability for any unrecognized tax benefits. Management’s evaluation of uncertain tax positions may be subject to review and adjustment at a later date based upon factors including, but not limited to, an on-going analysis of tax laws, regulations and interpretations thereof, with due consideration given to the fact that tax periods are open to examination by tax authorities.

As of December 31, 2023 and 2022, the Company has approximately $23.8 and $21.8 million of net operating loss carry-forwards, respectively, available to affect future taxable income and has established a valuation allowance equal to the tax benefit of the net operating loss carry forwards and temporary differences as realization of the asset is not assured.

F-22

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the sale of its HemoStyp product by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

The Company receives orders for its HemoStyp products directly from its customers. Revenues are recognized based on the agreed upon sales or transaction price with the customer when control of the promised goods are transferred to the customer. The transfer of goods to the customer and satisfaction of the Company’s performance obligation will occur either at the time when products are shipped or when the products arrive and are received by the customer depending on the shipping terms. No discounts are offered by the Company as part of payment terms. The Company does not provide an estimate for returns as there is no anticipation for any returns in the normal course of business.

Trade Accounts Receivable and Concentration Risk

The Company records accounts receivable at the invoiced amount and does not charge interest. The Company reviews the accounts receivable by amounts due from customers which are past due to identify specific customers with known disputes or collectability issues. In determining the amount of the reserve, the Company makes judgments about the creditworthiness of significant customers based on ongoing credit evaluations. The Company will also maintain a sales allowance to reserve for potential credits issued to customers. The Company will determine the amount of the reserve based on historical credits issued.

There was no provision for doubtful accounts recorded at December 31, 2023 and 2022. The Company recorded $0 in bad debt expense for the years ended December 31, 2023 and 2022.

For the year ended December 31, 2022, one customer accounted for 100% of the Company’s net revenue.

Inventory

Inventory is valued at the lower of cost or net realizable value using the first-in, first-out (FIFO) method. Inventory on the balance sheet consists of raw materials purchased by the Company and finished goods.

	December 31, 2023	December 31, 2022
Raw materials	$-	$-
Finished goods	33,598	34,730
	$33,598	$34,730

During the year ended December 31, 2023, the Company used $1,132 of inventory for its PMA submission and recorded it to research and development.

During the years ended December 31, 2023 and 2022, the Company determined that $0 needed to be impaired and written-off.

F-23

Patents

Patents are stated on the balance sheet at cost. Costs, such as filing fees with patent granting agencies and legal fees directly relating to those filings, incurred to file patent applications were capitalized when the Company believed that there was a high likelihood that the patent would be issued and there would be future economic benefit associated with the patent. These costs were amortized from the date of the patent application on a straight-line basis over the estimated useful life of 10 years. All costs associated with any abandoned patent applications are expensed.

Accumulated amortization as of December 31, 2023 and December 31, 2022 was $8,100 and $4,050, respectively. Amortization expense for the years ended December 31, 2022 and 2021 was $4,050 and $4,050, respectively.

Future Amortization Expense

Year	Amount
2024	$4,050
2025	4,050
2026	4,050
2027	4,050
2028	4,050
Thereafter	12,150
$32,400

Impairment of Long-lived Assets

The Company applies the provisions of ASC 360, Property, Plant and Equipment, where applicable to all long-lived assets. ASC 360 addresses accounting and reporting for impairment and disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

When equipment is sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations. During the years ended December 31, 2023 and 2022 the Company determined no impairment was required.

 Deferred Offering Costs

Deferred offering costs represent specific incremental costs directly attributable to the offering of securities. The deferred offering costs are recorded as an offset to additional paid-in capital and charged against the proceeds received.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred. The Company incurred $111,104 and $112,036 in advertising and marketing costs during the years ended December 31, 2023 and 2022, respectively.

Shipping and Handling Costs

The Company includes shipping and handling cost as part of cost of goods sold.

Research and Development

The Company charges research and development costs to expense when incurred. The Company incurred $598,810 and $624,564 in research and development expenses during the years ended December 31, 2023 and 2022, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation under the provisions of ASC 718, Compensation-Stock Compensation. Stock-based compensation expense for employees and non-employees is measured at the grant date fair value. Stock-based compensation for all stock-based awards to employees and directors is recognized as an expense over the requisite service period, which is generally the vesting period.

F-24

Per Share Information

Basic earnings per share are calculated using the weighted average number of common shares outstanding for the period presented. Diluted earnings per share is computed using the weighted-average number of common shares and, if dilutive, potential common shares outstanding during the period. The dilutive effect of potential common shares is not reflected in diluted earnings per share because the Company incurred a net loss for the years ended December 31, 2023 and 2022 and the effect of including these potential common shares in the net loss per share calculations would be anti-dilutive.

The total potential common shares as of December 31, 2023 include 47,665,000 of restricted stock units, 3,747,463 shares for convertible notes payable – related parties and 1,483,530 shares for convertible notes payable. The total potential common shares as of December 31, 2022 include 47,665,000 of restricted stock units, 2,338,832 shares for convertible notes payable – related parties and 925,887 shares for convertible notes payable.

Leases

The Company follows the provisions of ASC 842, and records right-of-use (“ROU”) assets and lease obligations for its operating leases, which are initially recognized based on the discounted future lease payments over the term of the lease. If the rate implicit in the Company's leases is not readily determinable, the Company's applicable incremental borrowing rate is used in calculating the present value of the sum of the lease payments.

The lease term is defined as the non-cancelable period of the lease plus any options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option. The Company has elected not to recognize ROU asset and lease obligations for its short-term leases, which are defined as leases with an initial term of 12 months or less.

New and Recently Adopted Accounting Pronouncements

The Company considers all new pronouncements and management has determined that there have been no recently adopted or issued accounting standards that had or will have a material impact on its financial statements.

F-25

Note 3. Related Party Transactions

Convertible notes payable - related parties

As of December 31, 2023 and 2022, convertible notes payable – related parties (net of debt discount) totaled $500,000 and $478,331 respectively.

During the year ended December 31, 2022, Brian Thom, the Company’s Chief Executive Officer, converted $372,000 of a loan payable balance to a convertible note payable. The unpaid accrued interest on the loan payable was transferred to the convertible note payable. The note had an interest rate of 10%, an original issue discount (“OID”) of 7% and had a maturity date of December 31, 2023. The note is convertible into common stock of the Company at $0.35 per share. In the event the Company issues any shares of common stock before the maturity date at a price that is lower than $0.35 per share, the conversion price shall be reduced to equal such lower issue price per share. The Company recorded $28,000 of a debt discount related to the OID. As of December 31, 2023 and December 31, 2022, the remaining unamortized debt discount was $0 and $16,998, respectively. Accrued interest associated with the note was $77,287 and $33,897 as of December 31, 2023 and 2022, respectively.

During the year ended December 31, 2022, Robert Denser, a Director of the Company, loaned the Company $93,000 through a convertible note. The note had an interest rate of 10%, an OID of 7% and had a maturity date of December 31, 2023. The note is convertible into common stock of the Company at $0.35 per share. In the event the Company issues any shares of common stock before the maturity date at a price that is lower than $0.35 per share, the conversion price shall be reduced to equal such lower issue price per share. The Company recorded $7,000 of a debt discount related to the OID. As of December 31, 2023 and December 31, 2022, the remaining unamortized debt discount was $0 and $4,671, respectively. Accrued interest associated with the note was $14,438 and $4,034 as of December 31, 2023 and 2022, respectively.

On December 15, 2023, the Company entered into amendments on the above convertible notes, which extended the maturity date to December 31, 2024 and increased the interest rate from 10% to 13%, effective January 1, 2024.

F-26

Interest expense – related party on the above convertible notes payable was $75,684 (including $21,669 of debt discount amortization related to the OID) and $36,531 (including $13,331 of debt discount amortization) during the year ended December 31, 2023 and 2022, respectively. Accrued interest – related party due to these convertible notes was $91,725 and $37,931, as of December 31, 2023 and 2022, respectively.

Loans payable/advances - related parties

As of December 31, 2023 and 2022, loans payable – related parties totaled $0 and $4,000, respectively.

During the year ended December 31, 2022, Mr. Thom loaned the Company $315,000 to pay for operating expenses. The loans had an interest rate of 10% and was due on demand. The Company repaid $118,000 in principal and $6,569 of accrued interest and $372,000 of principal was converted to a convertible note payable and any unpaid accrued interest was transferred to the convertible note payable as mentioned above. The outstanding principal balance and accrued interest owed to Mr. Thom on the loan payable was $0 as of December 31, 2022.

During the year ended December 31, 2022, Mr. Schiliro, loaned the Company $64,275 to pay for operating expenses. The loan had an interest rate of 10% and was due on demand. The Company repaid $108,275 in principal ($44,000 of principal was owed as of December 31, 2021) and $5,802 of accrued interest leaving a balance of $0 on the loan payable and accrued interest owed to Mr. Schiliro as of December 31, 2022.

During the year ended December 31, 2022, Kristofer Heaton, the Principal Financial Officer, loaned the Company $4,000 to pay for operating expenses. The loan had an interest rate of 10% and was due on demand. During the year ended December 31, 2023, the Company repaid $4,000 of principal and $446 of accrued interest leaving a balance of $0 as of December 31, 2023.

Interest expense – related party on the above loans was $222 and $25,292 during the years ended December 31, 2023 and 2022, respectively. Accrued interest – related party as of December 31, 2023 and 2022 was $0 and $224, respectively.

F-27

Accrued liabilities – related parties

As of December 31, 2023 and December 31, 2022, $134,750 and $127,500 of accrued compensation was due to the Company’s officers and management, respectively.

As of December 31, 2023 and December 31, 2022, $0 and $6,923 was owed to the Company’s officers and management for reimbursable expenses.

Equity transactions

During the year ended December 31, 2022, the Company issued 300,000 shares of common stock each to Mr. Thom and Mr. Schiliro and 250,000 shares of common stock to Mr. Heaton for compensation in lieu of cash. The common stock had a total fair value of $344,250 (see Note 6).

During the year ended December 31, 2022, the Company had accrued Mr. Thom’s 2022 first quarter compensation of $45,000 and during the second quarter of 2022, the Company issued 150,000 shares of common stock to Mr. Thom to settle the accrued compensation. The common stock had a fair value of $72,000 and the Company recorded $27,000 as a loss on settlement of debt (see Note 6).

During the year ended December 31, 2022, the Company had accrued Mr. Schiliro’s 2022 first quarter compensation of $45,000 and during the second quarter of 2022, the Company issued 150,000 shares of common stock to Mr. Schiliro for the accrued compensation. The common stock had a fair value of $72,000 and the Company recorded $27,000 as a loss on settlement of debt (see Note 6).

During the year ended December 31, 2022, the Company had accrued Mr. Heaton’s 2022 first quarter compensation of $37,500 and during the second quarter of 2022, the Company issued 125,000 shares of common stock to Mr. Heaton for the accrued compensation. The common stock had a fair value of $60,000 and the Company recorded $22,500 as a loss on settlement of debt (see Note 6).

During the year ended December 31, 2022, the Board of Directors approved an amendment to Mr. Thom’s RSU Agreement dated November 24, 2020. The amendment increased the number of RSU’s granted from 11,500,000 to 13,225,000. The RSU’s are subject to certain conditions and shall vest upon the achievement of certain Company objectives and milestones.

During the year ended December 31, 2022, the Board of Directors approved an RSU Agreement with Robert Denser, Director of the Board. The agreement grants Mr. Denser 1,000,000 RSU’s which are subject to certain conditions and shall vest upon the achievement of certain Company objectives and milestones.

During the year ended December 31, 2022, the Company acquired 2,228,115 shares of common stock from its former Chief Executive Officer as described in Note 6.

During the year ended December 31, 2023, the Company issued 1,204,688 shares of common stock with a fair value of $271,031 to its officers and management for $218,250 of accrued compensation (see Note 6) which resulted in $52,781 being recorded as a loss on settlement of debt.

F-28

Note 4. Promissory Note Payable

During the year ended December 31, 2022, the Company entered into a $100,000 promissory note with its legal counsel which accrued interest at 1%, required monthly payments of $9,136 until the balance was paid in full and was secured by 200,000 shares of restricted common stock which would have demand registration rights and the Company would file a registration statement within 45 days of the request.

During the year ended December 31, 2022, the Company paid $90,864 of principal and $500 in interest expense leaving a principal balance of $9,136 and accrued interest of $0 as of December 31, 2022.

During the year ended December 31, 2023, the Company paid the remaining principal balance of $9,136.  As of December 31, 2023, the principal balance and accrued interest was $0.

During the year ended December 31, 2023, $10,000 of accounts payable and accrued liabilities were paid on behalf of the Company.   The Company entered into a note payable for the $10,000 payment.  The note payable had an interest rate of 5% and a maturity date of December 31, 2023.  During the year ended December 31, 2023, the Company repaid $10,000 of principal and $256 of accrued interest leaving a balance of $0 as of December 31, 2023.

Interest expense on the above loans was $256 and $500 during the years ended December 31, 2023 and 2022, respectively. Accrued interest as of December 31, 2023 and 2022 was $0.

Note 5. Convertible Notes

 During the year ended December 31, 2022, the Company issued a $200,000 convertible promissory note.  The note had an interest rate of 10% and a maturity date of November 30, 2022. The note was convertible into common stock of the Company at $0.40 per share.

In November 2022, the Company amended the conversion terms of the convertible promissory note from a conversion price of $0.40 per share to $0.25 per share.   The $200,000 principal balance and $6,849 of accrued interest were converted into 827,397 shares of common stock leaving a balance owed of $0 on the convertible note.   The reduction in the conversion price was considered an inducement for conversion and the Company recorded $82,223 as loss on settlement of debt.

During the year ended December 31, 2022, the Company issued a $100,000 convertible note and a $107,500 convertible note and received total proceeds of $192,975.  The notes had an interest rate of 10%, an OID of 7% and had a maturity date of December 31, 2023. The notes are convertible into common stock of the Company at $0.35 per share.  In the event the Company issues any shares of common stock before the maturity date at a price that is lower than $0.35 per share, the conversion price shall be reduced to equal such lower issue price per share. The Company recorded $14,525 of a debt discount related to the OID. As of December 31, 2023 and December 31, 2022, the remaining unamortized debt discount was $0 and $11,323, respectively.

On December 15, 2023, the Company entered into amendments on the above convertible notes, which extended the maturity date to December 31, 2024 and increased the interest rate from 10% to 13%, effective January 1, 2024.

Interest expense on the above convertible notes payable was $32,875 (including $11,323 of debt discount amortization related to the OID) and $15,505 (including $3,202 of debt discount amortization related to the OID) during the year ended December 31, 2023 and 2022, respectively. Accrued interest as of December 31, 2023 and December 31, 2022 was $26,749 and $5,454, respectively, and has been recorded in accrued liabilities on the balance sheet.

F-29

Note 6. Issuances of Securities

Share Issuances (2022)

During the year ended December 31, 2022, the Company had the following common stock transactions:

•	579,028 shares of common stock were sold to non-affiliated investors in a private placement for total cash proceeds of $149,687.
•	672,919 shares of common stock were issued to various consultants to settle $203,126 of accrued liabilities resulting in a loss on settlement of debt of $50,875.
•	300,000 shares of common stock with a fair value of $129,000 were issued to consultants for services.
•	425,000 shares of common stock were issued to settle $127,500 of accrued liabilities – related party (see Note 3) resulting in a loss of settlement of debt of $76,500.
•	850,000 shares of common stock with a fair value of $344,250 were issued to officers and a former officer of the Company for services.
•	20,000 shares of common stock with a fair value of $10,200 were issued for legal services.
•	757,756 shares of common stock with a fair value of $250,000 were issued as commitment shares.
•	827,297 shares of common stock were issued due to conversion of a convertible note payable of $200,000 and accrued interest of $6,849.
•

250,000 shares of common stock were sold to White Lion for $50,550 after legal and administrative fees of $600 were deducted. The $50,550 was received in January 2023 and is shown as a subscription receivable in the balance sheet.

Triton Purchase Agreement

On June 25, 2021, the Company entered into a common stock purchase agreement (the “Triton Purchase Agreement”) with Triton Funds LP (“Triton”) to sell Triton up to $6,000,000 of common stock. The Triton Purchase Agreement expired on June 30, 2022.

White Lion Common Stock Purchase Agreement

On September 1, 2022, the Company entered into a common stock purchase agreement (the “CSPA”) with White Lion Capital, LLC (“White Lion”). Pursuant to the CSPA, the Company has the right, but not the obligation, to require White Lion to purchase up to $10,000,000 of the Company’s common stock, subject to certain limitations and conditions set forth in the CSPA. The Company is required to register the resale of the shares issuable to White Lion under the CSPA with the U.S. Securities and Exchange Commission, as a condition to requesting White Lion purchase shares. On September 7, 2022, the Company filed a registration statement on Form S-3 to register for resale up to 15,000,000 common shares. The Company’s S-3 registration statement was declared effective by the SEC on September 19, 2022.

The Company’s right to sell shares to White Lion commenced on the effective date of the resale registration statement and extends for a period of three years. During this term, the Company may exercise its right to sell shares to White Lion, subject to limitations on the amount of shares that are permitted to be sold with each exercise. The purchase price to be paid by White Lion for such shares will equal 93% the lower of: (i) the volume-weighted average price of the Company’s common stock during a period of five consecutive trading days following the Company’s exercise of its right to sell shares, or (ii) the closing price of the common stock on the day the Company exercises its right to sell shares, subject to a minimum price of $0.25 per share.

In consideration for White Lion’s commitment to purchase shares under the CSPA when requested, the Company issued 757,576 shares to White Lion with a fair value of $250,000, as disclosed above.

F-30

The Company has the right to terminate the CSPA at any time, at no cost or penalty, upon ten trading days prior written notice. Additionally, White Lion will have the right to terminate the CSPA in accordance with its terms for certain breaches of the CSPA by the Company, a Company bankruptcy filing, or the Company’s CEO, Principal Financial Officer or Director of Operations terminating their respective employment with the Company.

During the year ended December 31, 2022, the Company sold 395,000 shares of common stock to White Lion and received net proceeds of $72,395 after legal and administrative fees of $26,200 related to the CSPA were deducted, which were included in the total shares issued for cash to non-affiliated investors disclosed above.

Share Repurchases (2022)

During the year ended December 31, 2022, the Company paid $50,000 to repurchase 142,857 shares of common stock and received 2,085,258 shares of common stock from its former Chief Executive Officer in connection with his remaining $808,781 disgorgement settlement obligation with the SEC (Note 10). The aggregate amount of 2,228,115 shares of common stock were cancelled.

Share Cancellations (2022)

During the year ended December 31, 2022, 250,000 shares of common stock were returned to the Company for no consideration, therefore the Company cancelled the shares, reducing common stock by $250 and increasing additional paid-in capital by the same.

Share Issuances (2023)

During the year ended December 31, 2023, the Company had the following common stock transactions:

•

1,204,688 shares of common stock with a fair value of $271,031 were issued to officers and management of the Company to settle $218,250 of accrued liabilities (see Note 3) resulting in a loss on settlement of debt of $52,781.

•	712,500 shares of common stock with a fair value of $153,751 were issued to consultants to settle $126,000 of accrued liabilities resulting in a loss on debt settlement of $27,751.
•

10,145,000 shares of common stock were sold for $2,308,674 net of legal and administrative fees of $17,400 and which included a payment of $50,550 for a subscription receivable, under the Company’s common stock purchase agreement with White Lion.

•	1,850,000 shares of common stock with a fair value of $462,500 were issued to settle litigation (see Note 8).

Restricted Stock Units

As described above in Note 3, during the year ended December 31, 2022, the Board of Directors approved an RSU Agreement in which Robert Denser, Director was granted 1,000,000 RSU’s which are subject to certain conditions and shall vest upon the achievement of certain Company objectives and milestones. In addition, an RSU Agreement with Brian Thom, originally entered into on November 24, 2020, was amended. The amendment increased the amount of RSU’s granted from 11,500,000 to 13,225,000. The RSU’s are subject to certain conditions and shall vest upon the achievement of certain Company objectives and milestones.

F-31

During the year ended December 31, 2022, the Board of Directors approved RSU Agreements with four physicians as consideration to acquire their rights to the patent application and related intellectual property rights in the “Method of Forming and Using a Hemostatic Hydrocolloid”, U.S. Patent Office Serial No. 62/875,798, filed July 18, 2019, in which a total of 16,000,000 RSU’s were granted. The RSU’s are subject to certain conditions and shall vest upon the achievement of certain Company objectives and milestones.

During the year ended December 31, 2022, the Board of Directors approved an amendment to the original terms of an RSU Agreement with a consultant. The amendment increased the amount of RSU’s granted from 750,000 to 3,000,000. The RSU’s are subject to certain conditions and shall vest upon the achievement of certain Company objectives and milestones.

Management is unable to determine if and when FDA approval of a PMA Class III will be awarded to the Company or when a change of control will occur, if at all, and as of December 31, 2023, there was a total of $25,313,630 unrecognized compensation cost related to the restricted stock unit awards.

Activity related to our restricted stock units during the year ended December 31, 2022 was as follows:

	Number of Units	Weighted Average Grant Date Fair Value
Total awards outstanding at December 31, 2021	28,190,000	$0.96
Units granted	31,725,000	$0.42
Units Exercised/Released	-	$-
Units Cancelled/Forfeited	(12,250,000)	$1.16
Total awards outstanding at December 31, 2022	47,665,000	$0.54

Activity related to our restricted stock units during the year ended December 31, 2023 was as follows:
Weighted
Average
Grant
	Number of	Date Fair
	Units	Value
Total awards outstanding at December 31, 2022	47,665,000	$0.54
Units granted	-	$-
Units Exercised/Released	-	$-
Units Cancelled/Forfeited	-	$-
Total awards outstanding at December 31, 2023	47,665,000	$0.54

F-32

 Note 7. Accrued Litigation Settlement

On June 15, 2022, the Security and Exchange Commission’s (SEC) investigation of the Company, initially reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, was settled through the filing of a consent judgment without the Company admitting or denying the SEC’s allegations. As part of the settlement, the Company was required to pay a civil penalty of $450,000, payable in four installments as follows:

•	$50,000 upon the entry of the judgment;
•	$100,000 within 90 days of the entry of the judgment;
•	$150,000 within 180 days of the entry of the judgment; and
•	$150,000 within 270 days of the entry of the judgment, plus statutory interest on payments made after 30 days of the entry of the judgment pursuant to U.S.C. Section 1961

During the year ended December 31, 2022 the Company made the initial scheduled payment of $50,000 and the second scheduled payment of $100,000 towards the civil penalty and as of December 31, 2022, the accrued litigation balance was $300,000.

During the year ended December 31, 2023, the Company amended its installment payment plan to the SEC related to its civil penalty.  The amended payment plan called for the Company to make three $50,000 payments with payments due on August 1, 2023, September 1, 2023 and October 1, 2023 with any remaining principal plus outstanding post-judgement interest to be paid on November 1, 2023.

During the year ended December 31, 2023, the Company made the remaining payments owed on the civil penalty and paid $7,638 of post-judgement interest.  As of December 31, 2023 the accrued litigation settlement balance was $0.

Note 8. Litigation

In 2018, an action was commenced in the United States District Court Southern District of New York entitled JEC Consulting Associates, LLC. Liquidator of Lead Dog Capital LP against United Health Products t/k/a United EcoEnergy Corp and Douglas K. Beplate under Docket Number 18-cv-1139 (ER). The third-party action sought to remove a restrictive legend from a particular stock certificate for Three Million Fifty Thousand (3,050,000) shares and declare the shares to be free trading. The third-party plaintiff alleges that the Company and Mr. Beplate refused to have the restrictive legend on the stock certificate removed under Rule 144 and sought compensatory and punitive damages. The Federal court issued an order that the Securities Exchange Commission should review the claim before the District Court renders a final ruling. On April 22, 2022 the parties entered in a Settlement Agreement wherein the Company would agree to allow the removal of the restrictive legend as permitted under applicable securities laws and distribution of the shares to affiliates of the plaintiffs. Under the Settlement Agreement the Company will make no payments other than to pay expenses related to its own legal counsel.

Effective as of March 31, 2023, a 2018 lawsuit filed by Philip Forman, against the Company and its former CEO relating to the validity of a June 25, 2015 Amendment to his November 10, 2014 Employment Agreement with the Company and claims for compensation on termination of his employment was settled. In the settlement, as full and complete consideration, the Company issued to Mr. Forman 1,850,000 shares of common stock of the Company with a fair value of $462,500.

F-33

As mentioned in Note 7 above, the Company settled the SEC’s investigation through the filing of a consent judgment on the terms described in the Company’s Form 8-K filed on April 29, 2022, without the Company admitting or denying the SEC’s allegations.

The Company was also a party to the following legal proceedings:

On February 7, 2020, the Company filed the Original Petition for Fraud and Breach of Contract in the Texas District Court for the 215th Judicial District of Harris County against defendants Patterson Companies Inc., Patterson Management, L.P., Patterson Veterinary, Inc. and Patterson Logistics Services, Inc., and Animal Health International, Inc. On March 5, 2020, the defendants removed the case to U.S. District Court for Southern District of Texas. The defendants filed their answer in federal court on March 12, 2020. The original August 25, 2020 pretrial deadlines were extended. On January 18, 2022, the Company’s claims were dismissed, with prejudice, by the court. On February 9, 2022, the Company and Patterson reached an agreement on settlement of Patterson’s counterclaim. The Company agreed to pay $120,000 which was accrued as of December 31, 2021. The $120,000 settlement payment was paid in full in February 2022.

In August 2020, United Health Products filed suit against its former auditors, in Utah State Court, asserting claims related to professional negligence and breach of fiduciary duty. The Company and the defendant, through mediation reached an agreement on settlement in which the defendant agreed to pay $392,000 and the entire amount was paid in September 2022 and recorded as other income in the statement of operations (Note 10).

Note 9. Income Tax

The Company accounts for income taxes under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 740, Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the years ended December 31, 2023 and 2022. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the period presented. The Company had no accruals for interest and penalties at December 31, 2023 or 2022.

The Company’s federal income tax returns for the years ended December 31, 2020 through December 31, 2023 remain subject to examination by the Internal Revenue Service as of December 31, 2023.

During 2023 and 2022, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved.

F-34

Net deferred tax assets consist of the following components as of December 31, 2023 and 2022

	2023	2022
Deferred tax assets:
Net operating loss carryover	$4,989,300	$4,570,400
Accrued related party payroll	11,000	17,300
Valuation allowance	(5,000,300)	(4,587,700)
Net deferred tax asset	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S federal income tax rate (21%) for the years ended December 31, 2023 and 2022 due to the following:

	2023	2022
Book income	$(550,900)	$(354,400)
Related party accrued payroll	11,000	17,300
(Gain) Loss on debt settlement	16,900	44,000
Stock for services and compensation	97,100	101,500
Interest amortization	6,900	3,500
Inventory write-off	-	-
Property and equipment write-off	-	-
Other non-deductible	-	(169,800)
Valuation allowance	419,000	357,900
Income tax expense	$-	$-

As of December 31, 2023 and 2022, the Company has taxable net loss carryovers of approximately $23.8 and $21.8 million, respectively that may be offset against future taxable income.

Note 10. Other Income

During the year ended December 31, 2022, as described in Note 8 above, the Company received $392,000 as a settlement payment from its former auditor. The Company also received $202,200 in cash and 2,085,258 shares of its common stock to satisfy its former Chief Executive Officer’s remaining $808,781 disgorgement obligation under a settlement with the SEC (Note 6). The total amount of $1,402,981 was recorded as other income in the Statement of Operations.

Note 11. Leases

On October 31, 2022, the Company signed a 120-day lease for 600 square feet of space in Hammonton, New Jersey to install and test its medical device equipment. The agreement required $2,500 upon signing the agreement and monthly payments of $2,500. As of December 31, 2022, the Company had not made any payments on the lease agreement and had accrued $7,500 related to the lease expense. The Company did not renew the lease agreement but used the facility on a month-to-month basis until a new location was found. During the year ended December 31, 2023, the Company paid $10,000 in lease expense related to this lease.

In May 2023, the Company entered into 36-month operating lease, which provides for approximately 1,800 square feet of office space, that commenced on June 1, 2023 and ends on May 31, 2026. The lease required a $2,850 security deposit and monthly lease payments are $2,850 the first year of the lease, $2,964 the second year and $3,082 the third year. The Company or landlord may terminate the lease at the expiration date by giving to the other party written notice at least ninety (90) days prior to the expiration date. The lease may be renewed for a term of one (1) year.

F-35

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. On the commencement date of the lease, the Company recorded $92,425 related to the ROU asset and lease liability.

The components of lease expense and supplemental cash flow information related to the lease for the period are as follows:

Year Ended December 31, 2023
Lease Cost
Operating lease cost (included in general and administrative in the Company’s statement of operations)	$20,757

Other Information
Cash paid for amounts included in the measurement of lease liabilities for the year ended December 31, 2023	$19,950
Weighted average remaining lease term – operating leases (in years)	2.42 years
Average discount rate – operating lease	10%

The supplemental balance sheet information related to leases for the period is as follows:

	At December 31, 2023	At December 31, 2022
Operating leases
Remaining right-of-use assets	$76,520	$-

Short-term operating lease liabilities	$28,838	$-
Long-term operating lease liabilities	$48,489	$-
Total operating lease liabilities	$77,327	$-

Maturities of the Company’s undiscounted lease liabilities are as follows:

Year Ending	Operating Leases
2024	$34,998
2025	36,394
2026	15,410
Total lease payments	86,802
Less: Imputed interest/present value discount	(9,475)
Present value of lease liabilities	$77,327

Note 12. Subsequent Events

The Company has evaluated events from December 31, 2023, through the date whereupon the financial statements were issued and has determined that there are no material events that need to be disclosed, except as follows:

The Company issued shares of common stock for the following:

•	2,050,000 shares of common stock were sold to White Lion and received net proceeds of $391,225 after administrative fees related to the CSPA of $3,600 were deducted.

F-36

UNITED HEALTH PRODUCTS, INC.

15,000,000 Shares of Common Stock for Resale by the Selling Security Holder

PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses paid or payable by us in connection with the sale of the common stock being registered. None of these costs or expenses will be borne by the selling stockholders. All amounts shown are estimates except for the Securities and Exchange Commission, or “SEC,” registration fee.

Expense	Amount Paid or to be Paid
SEC registration fee	$338.74
Legal fees and expenses	20,000	*
Accounting fees and expenses	2,500	*
Miscellaneous expenses	500	*
Total	$23,338.74	*

*	Estimated, as permitted under Item 511 of Regulation S-K.

Item 14. Indemnification of Directors and Officers.

United Health Products, Inc. is incorporated under the laws of the State of Nevada and is generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS. Our articles of incorporation and bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our articles of incorporation and bylaws also provide that we may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of transactions by us since January 1, 2021, involving the unregistered issuance and redemption of our common equity securities. We issued all of the securities listed below in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended as a transaction by an issuer not involving any public offering:

In January of 2021, the Company issued 33,390,000 shares of Company common stock to officers, consultants and legal counsel upon the vesting and settlement of RSUs.

On February 5, 2021, the Company issued 100,000 shares of Company common stock to a consultant with a value of $1.11 per share as compensation for services to the Company.

On February 16, 2021, the Company issued 100,000 shares of Company common stock to a note holder with a value of $0.85 per share to settle a conversion of $85,000 of debt.

On March 30, 2021, the Company sold 125,000 shares of Company common stock to a non-affiliated investor with a value of $0.80 per share for $100,000 in a private placement.

Between January and March 31, 2021, the Company issued 2,300,250 shares of Company common stock to officers, consultants and legal counsel with a value of $0.50 per share to settle the conversion of promissory notes payable at fair value of $1,151,626.

Between January and March 31, 2021, the Company issued 177,835 shares of Company common stock to officers in satisfaction of debt and accrued liabilities of $153,523, valued at $188,713.

II-1

In or around April of 2021, the Company issued 325,000 shares of Company common stock to legal counsel upon the vesting and settlement of RSUs.

On June 30, 2021, the Company issued 37,996 shares of Company common stock to a note holder with a value of $0.80 per share to settle the conversion of notes and accrued interest of $30,396.

On July 21, 2021, the Company issued 300,000 shares of Company common stock to Steven Saffran with a value of $1.04 per share as settlement of $312,000 in connection with litigation.

Between August and September 30, 2021, the Company sold 370,455 shares of Company common stock to unaffiliated investors with a value of $0.88 per share for $326,000 in a private placement.

In September of 2021, the Company issued 200,000 shares of Company common stock to a consultant upon the vesting and settlement of RSUs.

On October 15, 2021, the Company sold 61,000 shares of Company common stock to Triton Fund LLC with a value of $0.88 per share for $53,802 pursuant to a stock purchase agreement.

In or around November of 2021, the Company issued 1,240,250 shares of Company common stock to officers and consultants in satisfaction of $617,625 of accrued liabilities, valued at $1,017,005.

In or around November of 2021, the Company issued 35,000 shares of Company common stock to legal counsel upon the vesting and settlement of RSUs.

In or around November of 2021, the Company issued 125,000 shares of Company common stock to officers and consultants with a value of $0.82 per share as compensation for services to the Company.

In or around January 2022, the Company issued 6,252 shares of Company common stock to a consultant in satisfaction of $3,126 of accrued liabilities.

In or around February of 2022, the Company sold 184,028 shares of Company common stock to unaffiliated investors with a value of $0.42 per share for $77,292 in a private placement.

In or around February of 2022, the Company issued 20,000 shares of Company common stock to legal counsel as compensation for $10,200 worth of services to the Company.

In or around April of 2022, the Company issued 625,000 shares of Company common stock to officers and consultants in satisfaction of $187,500 of accrued liabilities.

In or around April of 2022, the Company issued 625,000 shares of Company common stock to officers and consultants as compensation for $300,000 worth of services to the Company.

In or around September of 2022, the Company issued 525,000 shares of Company common stock to officers and consultants as compensation for $173,250 worth of services to the Company.

Between August 2, 2022 through August 31, 2022, the Company paid $50,000 to repurchase 142,857 shares of common stock and received 2,085,258 shares of common stock from its former Chief Executive Officer in connection with his remaining $808,781 disgorgement settlement obligation with the SEC. The aggregate amount of 2,228,115 shares of common stock were cancelled.

In or around September of 2022, the Company issued 466,667 shares of Company common stock to a consultant in satisfaction of $140,000 of accrued liabilities.

In or around September of 2022, the Company issued 75,000 shares of Company common stock to White Lion as consideration for $9,856, net of legal fees, in connection with the CSPA.

II-2

In or around September of 2022, the Company issued 757,576 shares of Company common stock to White Lion as consideration for a commitment fee of $250,000 in connection with the CSPA.

In or around November or 2022, the Company issued 827,397 shares of Company common stock to a noteholder to settle convertible debt of $200,000 of accrued liabilities and $6,849 of accrued interest, respectively.

In or around December of 2022, the Company issued 570,000 shares of Company common stock to White Lion as consideration for $113,089 in connection with the CSPA.

In or around January of 2023, the Company issued 937,500 shares of Company common stock to officers and consultants in satisfaction of $187,500 of accrued liabilities.

In or around January of 2023, the Company sold 1,135,000 shares of Company common stock to White Lion as consideration for $249,399 in connection with the CSPA.

In or around February of 2023, the Company sold 1,000,000 shares of Company common stock to White Lion as consideration for $202,733 in connection with the CSPA.

In or around March of 2023, the Company sold 800,000 shares of Company common stock to White Lion as consideration for $144,890 in connection with the CSPA.

In or around March of 2023, the Company issued 1,850,000 shares of Company common stock to Philip Forman as settlement of $462,500 in connection with litigation.

In or around April of 2023, the Company issued 979,688 shares of Company common stock to officers and consultants in satisfaction of $156,750 of accrued liabilities.

In or around April of 2023, the Company sold 450,000 shares of Company common stock to White Lion as consideration for $86,524 in connection with the CSPA.

In or around May of 2023, the Company sold 800,000 shares of Company common stock to White Lion as consideration for $139,797 in connection with the CSPA.

In or around June of 2023, the Company sold 2,300,000 shares of Company common stock to White Lion as consideration for $589,506 in connection with the CSPA.

In or around August of 2023, the Company sold 500,000 shares of Company common stock to White Lion as consideration for $123,035 in connection with the CSPA.

In or around September of 2023, the Company sold 530,000 shares of Company common stock to White Lion as consideration for $124,358 in connection with the CSPA.

In or around October of 2023, the Company sold 480,000 shares of Company common stock to White Lion as consideration for $112,334 in connection with the CSPA.

In or around November of 2023, the Company sold 650,000 shares of Company common stock to White Lion as consideration for $156,501 in connection with the CSPA.

In or around December of 2023, the Company sold 1,500,000 shares of Company common stock to White Lion as consideration for $329,046 in connection with the CSPA.

In or around January of 2024, the Company sold 600,000 shares of Company common stock to White Lion as consideration for $122,627 in connection with the CSPA.

In or around February of 2024, the Company sold 850,000 shares of Company common stock to White Lion as consideration for $164,973 in connection with the CSPA.

In or around March of 2024, the Company sold 600,000 shares of Company common stock to White Lion as consideration for $103,625 in connection with the CSPA.

In or around April of 2024, the Company sold 1,100,000 shares of Company common stock to White Lion as consideration for $183,082 in connection with the CSPA.

In or around May of 2024, the Company sold 150,000 shares of Company common stock to White Lion as consideration for $22,031 in connection with the CSPA.

In or around June of 2024, the Company sold 150,000 shares of Company common stock to White Lion as consideration for $20,476 in connection with the CSPA.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The documents set forth below are filed herewith or incorporated by reference to the location indicated.

3.1	Articles of Incorporation of the Company dated February 28, 1997 (1)

3.2	Amendment to Articles of Incorporation (1)

3.3	Bylaws of the Company (2)

3.4	August 2015 Amendment to Articles of Incorporation (3)

4.1+	Form of Convertible Promissory Note Subscription Agreement

4.2+	Form of Amendment to Convertible Promissory Note Subscription Agreement

5.1+	Opinion of Ruskin Moscou Faltischek, P.C. (contained in Exhibit 23.2 hereof)

10.1	Services Agreement with Louis Schiliro (4)

10.2	Restricted Stock Unit Agreement - Louis Schiliro (5)

10.3	Services Agreement with Brian Thom (6)

10.4	Restricted Stock Unit Agreement - Brian Thom (6)

10.5	Services Agreement with Kristofer Heaton (7)

10.6	Restricted Stock Unit Agreement - Kristofer Heaton (7)

10.7	Amendment to Restricted Stock Unit Agreement - Brian Thom (8)

10.8	Restricted Stock Unit Agreement - Robert Denser (8)

10.9	Stock Purchase Agreement dated September 1, 2022 between the Company and White Lion Capital LLC (9)

10.10	Amendment to Stock Purchase Agreement dated January 25, 2023 (10)

10.11	Second Amendment to Stock Purchase Agreement dated June 20, 2024 (11)

21	Subsidiaries of the Registrant - none

23.1*	Consent of MAC Accounting Group, LLP

23.2+	Consent of Ruskin Moscou Faltischek, P.C.

24.1+	Power of Attorney (included on the signature page of this Registration Statement)

99.1	2019 Employee Benefit and Consulting Services Compensation Plan (12)

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101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

107.1+	Filing Fee Table

*	Filed herewith.
+	Previously filed.

(1)	Incorporated by reference to the Company’s Form 10-Q for the quarter ended September 30, 2014.

(2)	Incorporated by reference to the Company’s Form 10-Q for the quarter ended June 30, 2022.

(3)	Incorporated by reference to Form 8-K dated August 7, 2015 - date of earliest event filed on August 10, 2015.

(4)	Incorporated by reference to the Company’s Form 10-Q for the quarter ended June 30, 2018.

(5)	Incorporated by reference to the Company’s Form 10-K for the year ended December 31, 2018.

(6)	Incorporated by reference to the Form 8-K dated December 2, 2020.

(7)	Incorporated by reference to the Form 8-K dated January 11, 2021.

(8)	Incorporated by reference to the Form 8-K dated June 23, 2022.

(9)	Incorporated by reference to the Form 8-K dated September 1, 2022.

(10)	Incorporated by reference to the Company’s Form 10-K for the year ended December 31, 2022.

(11)	Incorporated by reference to the Form 8-K dated June 25, 2024.

(12)	Incorporated by reference to Form S-8 dated November 1, 2019.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Mount Laurel, New Jersey on the 15th day of July, 2024.

United Health Products, Inc.

By:	/s/ Brian Thom
Brian Thom
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on its behalf by the undersigned, thereunto duly authorized, in Mount Laurel, New Jersey on the 15th day of July, 2024.

Signature:	Title:	Date:

/s/ Brian Thom	Chief Executive Officer and Director	July 15, 2024
Brian Thom	(Principal Executive Officer)

*	Vice President, Finance	July 15, 2024
Kristofer Heaton	(Principal Finance and Accounting Officer)

*	Director	July 15, 2024
Robert Denser

* Brian Thom, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signed above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this Amendment to the Registration Statement on behalf of the persons referenced above.

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